               [INSERT LINCOLN NATIONAL LIFE INSURANCE CO. LOGO]

                            GROUP ANNUITY CONTRACT


This Contract is issued in consideration of the application of the Contractowner and of the payment of Contributions as provided in this Contract.

This Contract is delivered in the jurisdiction of and is governed by the laws of [State/Commonwealth of Contractowner].



              Signed for Lincoln National Life Insurance Company
                           1300 South Clinton Street
                             Fort Wayne, IN 46802


/s/ Gabriel L. Shaheen                   /s/ Kathleen Adamson

Gabriel L. Shaheen, President            Kathleen Adamson, Second Vice President



                                   Allocated
         Group Deferred Variable Annuity or Variable and Fixed Annuity
                               Periodic Premium
                               Nonparticipating


ALL VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

                               Table of Contents


Article                                                            Page

   1      Special Terms                                              5

   2      Purpose of Contract                                        7

   3      Funding                                                    8

   4      Transfers and Withdrawals                                 11

   5      Death Benefits                                            14

   6      Annuity Options                                           15

   7      Contract Loan                                             18

   8      Contract Discontinuance                                   20

   9      General Provisions                                        22

  10      Annuity Purchase Rates Under a Variable Payment Option    24

  11      Annuity Purchase Rates Under a Fixed Payment Option       25

                            Contract Specifications

Contract Number: [Specimen]

Contractowner: [The Trustees of A.B.C. Company Pension Trust]

Effective Date: [August 1, 1998]

Employer: [A.B.C. Company]

Plan: [A.B.C. Company Pension Plan]

VARIABLE ACCOUNT: Lincoln Life Variable Annuity Account Q. Contributions may be directed to any of the available Subaccounts, subject to limitations. See
Article 3. The amounts allocated to each Subaccount will be invested at net asset value in the shares of one of the regulated investment companies. The Subaccounts are:

1.  [Equity 500 Index]
2.  [Small Cap Index]
3.  [Capital Asset]
4.  [AVIS International]
5.  [AVIS Global Growth]
6.  [DGPF Growth & Income]
7.  [DGPF Global Bond]
8.  [International]
9.  [DGPF Trend]
10. [VIP II Contrafund]
11. [VIP Growth]
12. [Equity-Income]
13. [Capital Appreciation]
14. [Aspen Worldwide Growth]
15. [Money Market]
16. [Bond]
17. [Managed]
18. [Aggressive Growth]
19. [AMT Partners]
20. [AMT MidCap Growth]
21. [Global Asset Allocation]
22. [Growth & Income]
23. [Social Awareness]
24. [Special Opportunities]

See Article 3 for provisions governing any substitution or elimination of Subaccounts.

FIXED ACCOUNT GUARANTEED INTEREST RATE: [3.00%] during all years.

LIMITATIONS ON TRANSFERS AND WITHDRAWALS: See Article 4 for provisions governing the limitations on transfers and withdrawals.

ANNUAL ACCOUNT CHARGE: [$25.00] per account maintained on behalf of a Participant or Contractowner.

ANNUAL MORTALITY AND EXPENSE RISK CHARGE: [1.002%]

[This Contract will be eligible for a lower annual Mortality and Expense Risk Charge of [0.75%] if on the last calendar day of any calendar quarter the sum of all Account Value under this Contract equals or exceeds $5 million. The lower charge will be implemented on the calendar quarter-end Valuation Date following the end of the calendar quarter in which the Contract became eligible for the lower charge.]

                                     [OR]

[This Contract will be eligible for a lower annual Mortality and Expense Risk Charge of [0.75%] if on the last calendar day of any calendar quarter the sum of all Account Value under all Contracts issued to [group name] equals or exceeds $5 million. The lower charge will be implemented on all Contracts issued to [group name] on the calendar quarter-end Valuation Date following the end of the calendar quarter in which the Contracts became eligible for the lower charge.]

CONTINGENT DEFERRED SALES CHARGE (CDSC):

Withdrawal During
Contract Year          1        2        3        4        5        6        7        8        9        10+

CDSC (as a            [6%]     [6%]     [6%]     [6%]     [5%]     [4%]     [3%]     [2%]     [1%]     [0%]
percentage of
withdrawal amount)

There will be no other CDSC after the Contract has been in force for [9] complete Contract Years.

LOAN SET-UP CHARGE: [$35.00]

                                   ARTICLE 1
                                 Special Terms

Section

1.01 Account Value - Value held under this Contract. The value may be maintained in either the Fixed Account, the Variable Account or both, depending on allocations.

1.02 Accumulation Unit - A unit of measure used to calculate the variable Account Value during the accumulation period.

1.03 Annuitant and Contingent Annuitant - The persons upon whose lives the Annuity Payouts made after the Annuity Commencement Date will be based.

1.04 Annuity Commencement Date - The Valuation Date when money is withdrawn for payment of Annuity Payouts under the annuity option selected.

1.05 Annuity Payout - An amount paid at regular intervals under one of several options available to the Annuitant and/or any other payee. This amount may be paid on a variable or fixed basis, or a combination of both.

1.06 Annuity Unit - A unit of measure used after the Annuity Commencement Date to calculate the amount of variable Annuity Payout.

1.07 Beneficiary - The person or entity designated by a Participant under a 403(b) plan that is not subject to ERISA or an Annuitant to receive a death benefit, if any, payable upon the death of the Participant or the Annuitant.

1.08 Code - This is the Internal Revenue Code (IRC) of 1986, as amended.

1.09 Contingent Deferred Sales Charge (CDSC) - This charge is assessed on certain premature withdrawals of Account Value, calculated according to the Contract provisions.

1.10 Contract - The agreement between the Contractowner and Lincoln Life providing a variable annuity to fund the Plan.

1.11 Contractowner (you, your) - The Contractowner named in the Contract Specifications.

1.12 Contract Year - This is the 12 month period which begins on the effective date as set forth in the Contract Specifications or on the anniversary of the effective date.

1.13 December 31, 1988 Grandfathered Balance - This is the balance that is available for withdrawal, under a 403(b) plan, without meeting an otherwise distributable event such as death, disability, termination of employment or attainment of age 59 1/2.

1.14 ERISA - This is the Employee Retirement Income Security Act of 1974.

1.15 Fixed Account - An account established for this Contract by Lincoln Life which is a part of the general assets of Lincoln Life.

1.16 Funds - Any of the mutual funds into which Contributions allocated to the Variable Account are indirectly invested.

1.17 Home Office - The Lincoln National Life Insurance Co., 1300 South Clinton Street, Fort Wayne, Indiana 46802 or an institution designated by us.

1.18   Lincoln Life (we, us, our) - The Lincoln National Life Insurance Co.

1.19 Net Asset Value Per Share - The value of a Fund or Series share calculated in accordance with the Fund's or Series' prospectus.

1.20 Participant - A person defined as a Participant in the Plan, who has enrolled under this Contract and on whose behalf Lincoln Life maintains an Account Value.

1.21 Participant Year - This is a 12 month period, which begins on the date that we receive the first Contribution on behalf of that Participant under this Contract and on each 1 year anniversary, thereafter.

1.22 Pending Allocation Account - This is an account established under the Variable Account that invests Contributions received without allocation instructions in shares of a money market mutual fund.

1.23 Plan - The Plan or arrangement named in the Contract Specifications, which includes any employer based arrangement whether or not considered a plan under State or Federal law.

1.24   Contributions - Amounts paid into the Contract.

1.25 Series - Any of the underlying portfolios of a Fund in which Contributions allocated to the Variable Account are indirectly invested.

1.26 Subaccount - That portion of the Variable Account which invests in shares of a particular Fund or Series. There is a separate Subaccount that corresponds to each Fund and Series.

1.27 Valuation Date - Each day the New York Stock Exchange (NYSE) is open for trading and we are open for business.

1.28 Valuation Period - The period commencing at the close of trading on the NYSE on a Valuation Date and ending at the close of trading on the NYSE on the next succeeding Valuation Date.

1.29 Variable Account - The segregated investment account into which Lincoln Life sets aside and invests the variable assets attributable to this variable annuity Contract.

1.30 Servicing Office - All correspondence and inquiries should be submitted to our Servicing Office: [P. O. Box 9740, Portland, Maine 04104-5001].

                                   ARTICLE 2
                              Purpose of Contract

Section

2.01 This is a group annuity Contract. This Contract may be used to fund all or part of the Plan's obligation to the Participants.

2.02 The provisions of the Plan control the operation of the Plan. The provisions of the Contract control the operation of the Contract.

2.03 We are not a party to the Plan. The Plan is mentioned merely for reference purposes. Except for the obligations provided under this Contract, we have no liability under the Plan. We are under no obligation under or by reason of issuance of this Contract either (a) to determine whether any payment, distribution or transfer under this Contract complies with the provisions, terms and conditions of the Plan or with applicable law, or (b) to administer the Plan, including without limitation, any provisions required by the Retirement Equity Act of 1984.

2.04 This Contract can be issued in connection with a Plan which meets the requirements of Sections 401(a), 403(a), 403(b), 414(d) or 457 of the Code. We may require evidence of qualification of the Plan.

                                   ARTICLE 3
                                    Funding

Section

3.01 Account Value will be maintained by us on behalf of each Participant. At your request, Account Value will also be maintained by us for your use under this Contract.

3.02   Contributions must be made to us at our Home Office.

3.03 Contributions under this Contract may be allocated to the Variable Account and/or to the Fixed Account of this Contract in 1% increments.

If complete allocation instructions have not been received by us in order for us to perform our duties under this Contract, we will direct such Contribution to the Pending Allocation Account as described in Section 1.22.

We will follow up with you monthly for a period of 90 days for allocation instructions for Account Values in the Pending Allocation Account.

Within 2 business days of receipt of complete allocation instructions, the Account Value in the Pending Allocation Account will be transferred to the accounts as instructed.

If allocation instructions are not received after the 90 day notice, we will refund the Contributions in the Pending Allocation Account, together with earnings thereon (unless applicable ERISA requirements preclude return on earnings) within 105 days of the date of receipt of the initial Contribution.

The Pending Allocation Account will only be used for the purpose mentioned in this Section 3.03; you or Participants may not direct a portion of Contributions to this Subaccount. Contributions directed to the Pending Allocation Account will not be afforded the same rights as Contributions under this Contract. The following Articles and/or Sections under this Contract will not be applicable:
Section 3.13 of this Article 3-Funding, Article 4-Transfers and Withdrawals,
Article 6-Annuity Options and Article 7-Contract Loan.

3.04 Contributions in any one Contract Year which exceed twice the amount of Contributions made in the first Contract Year may be made only with our permission. If Contributions are stopped, the Account Values will remain in force as paid-up. Contributions may resume at any time until the Participant's Annuity Commencement Date, a request to withdraw the entire Account Value or payment of any death benefit, whichever comes first.

3.05 We will credit interest daily on the Account Value in the Fixed Account. The rate of interest credited each day, if compounded for 365 days, yields the annual interest rate in effect for the day. We guarantee that we will credit interest on Account Values in the Fixed Account at an effective annual rate not less than [3.00%] during all years.

Interest rates for each quarter will be declared and made available reasonably in advance of that quarter.

Contributions received in any quarter will earn interest at the declared rate for that quarter [plus [.50%]] and the next three quarters. When Contributions are beyond the initial four-quarter period, they will earn interest at the portfolio rate. The portfolio rate is declared for the coming quarter and is in effect only for that quarter. Interest rates applicable to contract loan principal are declared for the coming quarter and are in effect only for that quarter.

3.06 Contributions may be allocated to a maximum of [10] Subaccounts, or to a maximum of [9] Subaccounts and the Fixed Account. The Contributions allocated to each Subaccount will be applied to purchase Accumulation Units at the Accumulation Unit value next calculated after receipt at our Home Office.

3.07 We reserve the right to eliminate the availability of the shares of any Fund or Series and substitute the securities of a different investment company if the shares of a Fund or Series are no longer available for investment, or, if in our judgement, any Fund or Series should become inappropriate in view of the
purposes of this Contract.   We may add a Subaccount investing in a new Fund or
Series. We will give you written notice of the elimination or substitution of any Fund or Series no later than 15 days after the substitution occurs. Any such eliminations, substitutions or additions will be subject to compliance with any applicable regulatory requirements.

3.08 We will use each Contribution allocated to the Variable Account to buy Accumulation Units in the Subaccount(s) selected by you. The number of Accumulation Units bought will be determined by dividing the amount directed to the Subaccount by the dollar value of an Accumulation Unit in that Subaccount as of the end of the Valuation Period during which the Contribution is received at our Home Office. The number of Accumulation Units held for the Variable Account by you will not be changed by any change in the dollar value of Accumulation Units in any Subaccount.

3.09 The value of a Subaccount on any Valuation Date is the number of Accumulation Units in the Subaccount multiplied by the value of an Accumulation Unit of the Subaccount at the end of the Valuation Period.

3.10 Contributions allocated to the Variable Account are converted into Accumulation Units. The number of Accumulation Units resulting from each Contribution is equal to the Contribution divided by the value of an Accumulation Unit for the Valuation Period during which the Contribution is allocated to the Variable Account. The Accumulation Unit value for each Subaccount was or will be arbitrarily established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. The Accumulation Unit value for a Subaccount for any later Valuation Period is determined as follows:

1. The total value of Fund or Series shares held in the Subaccount is calculated by multiplying the number of Fund or Series shares owned by the Subaccount at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund or Series at the end of the Valuation Period, and adding any dividend or other distribution of the Fund or Series if an ex-dividend date occurs during the Valuation Period; minus

2. The liabilities of the Subaccount at the end of the Valuation Period; such liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the Variable Account; and

3. The result of 2. is divided by the outstanding number of Accumulation Units in the Subaccount at the beginning of the Valuation Period.

The daily charges imposed on a Subaccount for any Valuation Period are equal to the mortality and expense risk charge for the number of calendar days in the Valuation Period.

3.11 The assets of the Variable Account equal to its reserves and other liabilities will not be charged with the liabilities arising from any other part of our business.

3.12 The Accumulation Unit value may increase or decrease the dollar value of benefits under the Contract.

3.13 On the last Valuation Date of each Participant Year, we will deduct the Account Charge, specified in the Contract Specifications. Such amount will be deducted from the Account Value maintained on behalf of each Participant and on behalf of the Contractowner on a pro rata basis based on the balances of such Account Values on such date in the Fixed Account and Variable Account. The full Account Charge will be deducted upon withdrawal of the entire Account Value. If you choose to pay the Account Charge, we will bill you at the end of each calendar year for an amount equal to the Account Charge times the number of Participants and Contractowner on whose behalf Account Values are maintained as of the last day of the calendar year plus the number of Participants and Contractowner that have withdrawn their entire Account Values within the last 6 months of the calendar year. If the Account Charge is not paid within 30 days of receipt of the bill, the amount will be deducted from the Account Value as described in this Section.

3.14 At least once during each Contract Year, we will provide a report of the value of each Account Value, including Account Value maintained on behalf of each Participant and on behalf of the Contractowner.

                                   ARTICLE 4
                           Transfers and Withdrawals
Section

4.01 A transfer of funds may be directed from one Subaccount to another Subaccount or to the Fixed Account. A transfer of Account Value may be directed from the Fixed Account to one or more Subaccounts or the Variable Account, subject to the limitations described in Section 4.03. A transfer request may be in writing, or by telephone provided we have received the appropriate authorization from you. Amounts transferred to the Subaccount(s) will purchase Accumulation Units as described in Section 3.08.

There may not be more than one transfer in any 30 day period. We reserve the right to further limit the number of transfers.

There is no charge for a transfer. However, we reserve the right to impose a charge in the future for any transfers.

Transfers after the Annuity Commencement Date will be subject to the provisions of Section 6.10.

4.02 A transfer among Subaccounts will result in the purchase of Accumulation Units in one Subaccount and the redemption of Accumulation Units in the other Subaccount. Such a transfer will be effected at Accumulation Unit values calculated at the end of the Valuation Period during which the transfer request is received at our Home Office. The valuation of the Accumulation Units is described in Section 3.10.

4.03 Subject to the following limitations, Account Value held in the Fixed Account may be transferred to any Subaccount or may be withdrawn from this Contract. A withdrawal for any reason not stated in Section 4.05 will be subject to this Section.

* Periodic Elective Transfers or Withdrawals - The cumulative percentage limit available under this paragraph for a transfer or withdrawal is 20% in any 365 day period. The cumulative percentage is the sum of all transfers and withdrawals under this Section in the preceding 364 day period plus the amount to be transferred or withdrawn under this Section, divided by the then current Account Value in the Fixed Account. A cumulative percentage exceeding 20% in any 365 day period will not be allowed.

* Systematic Transfers or Withdrawals - A scheduled transfer or withdrawal of the entire Account Value in the Fixed Account may be elected over a 5 year period. The timing and percentage of each transfer or withdrawal is indicated in the following schedule.

          Transaction dates   Percentage eligible for transfer or withdrawal

          Initial date        20% of the balance on such date
          First anniversary   20% of the balance on such date
          Second anniversary  25% of the balance on such date
          Third anniversary   33% of  the balance on such date
          Fourth anniversary  50% of the balance on such date
          Fifth anniversary   100% of the balance on such date

   If Systematic Transfers or Withdrawals are elected, Periodic Elective Transfers or Withdrawals will not be available during the period of scheduled payments. This election may at any time after the initial date be rescinded. In this event, Periodic Elective Transfers or Withdrawals will not be available until the 1 year anniversary of the last Systematic Transfer or Withdrawal made before rescinding the election.

   If Systematic Transfers or Withdrawals are elected and a Periodic Elective Transfer or Withdrawal was made within the last 364 day period, the payment due on the initial date will be reduced by the sum of any Periodic Elective Transfer or Withdrawal made within the last 364 day period.

   If Systematic Transfers or Withdrawals are elected, no further Contributions may be allocated to the Fixed Account unless the election is rescinded.

4.04 All withdrawal requests must be submitted in writing to us. A withdrawal request for a Participant must be authorized by you. A withdrawal request for a Participant under a 403(b) plan that is not subject to ERISA must be authorized by the Participant. Withdrawals will be effected at Accumulation Unit values calculated at the end of the Valuation Period during which we receive written request at our Home Office. We reserve the right to require proof of the event giving rise to any withdrawal under this Contract.

4.05 Withdrawals of Account Value will be allowed during the life of this Contract without being subject to CDSC, if the withdrawal is for one of the following reasons:

* To make a payment due to the Participant's death, disability, retirement or termination of employment, excluding termination of employment due to Plan termination, plant shutdown or any other program instituted by the Participant's employer which would reduce the work force by more than 20%;

* To make a payment for a Participant hardship situation as allowed by the Plan;

*  To make a payment pursuant to a Qualified Domestic Relations Order (QDRO);

*  To purchase an annuity option under Article 6.

A withdrawal from the Account Value, for any reason outlined in this Section, will not be subject to the provisions of Sections 4.03, 4.06 or 4.07.

4.06 Subject to the following limitations and the limitations set forth in
Section 4.03, a partial withdrawal, without being subject to CDSC, of Account Value may be requested during the Contract Year for any reason other than those specified in Section 4.05.

The cumulative percentage limit available under this Section for partial withdrawal, without being subject to the CDSC, is 20% in any Contract Year. The cumulative percentage is the sum of all withdrawals under this Section during the Contract Year plus the amount to be withdrawn under this Section divided by the then current Account Value.

Partial withdrawals under this Section exceeding the 20% cumulative percentage will be subject to the CDSC.

4.07 If we receive a request for a withdrawal of 100% of the Account Value for any reason other than those specified in Section 4.05; the Account Value will be distributed as follows:

* 100% of the Account Value in the Variable Account will be subject to the CDSC and will be paid in a cash payment as provided in Section 4.08.

* The Account Value in the Fixed Account will be paid in accordance with the systematic withdrawal schedule over a 5 year period as provided in Section
   4.03. 100% of each scheduled withdrawal will be subject to the CDSC.

4.08 Any cash payment will be mailed from our Home Office within 7 days after the date of withdrawal; however, we may be permitted to defer payments from the Variable Account under the Investment Company Act of 1940, as in effect at the time a request for withdrawal is received. We reserve the right to defer any payment from the Fixed Account for a period not to exceed 6 months after a request is received.

                                   ARTICLE 5
                                Death Benefits

Section

5.01 Article 5 only applies to a Participant under a 403(b) plan that is not subject to ERISA.

5.02 If a Participant dies prior to the Annuity Commencement Date, upon receipt of due proof of death and required claim forms we will pay the Beneficiary, if one is living, a death benefit equal to the Account Value less any outstanding loan balance.

A Participant may designate a Beneficiary during the life of the Participant. Unless otherwise stated in the Beneficiary designation, if there is more than one Beneficiary, they are presumed to share equally.

The Participant may change any Beneficiary unless otherwise provided in the previous designation. A change of Beneficiary will revoke any previous designation. A change may be made by filing a written request, in a form acceptable to us, at our Home Office. The change will become effective upon receipt of the written request by us at our Home Office.

Unless otherwise provided in the Beneficiary designation, if any Beneficiary dies before the Participant, that Beneficiary's interest will go to any other Beneficiaries named, according to their respective interests. If there are no Beneficiaries, the Beneficiary's interest will pass to a contingent Beneficiary(s), if any. If no Beneficiary or contingent Beneficiary survives the Participant, the death benefit will be paid in one sum to the Participant's estate.

5.03 We will calculate the death benefit as of the end of the Valuation Period during which we receive due proof of death, pursuant to Section 5.04, and the election of a form of benefit.

5.04 Due proof of death will be a certificate of death, a copy of a certified decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.

5.05 All death benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of this Contract to the contrary, no payment of death benefit provided upon the death of the Participant will be allowed that does not satisfy the requirements of Section 401(a)(9) of the Code. All such requirements are herein incorporated by reference.

5.06 The death benefit may be paid in a lump sum or under a settlement option then available. If a lump sum settlement is elected, the proceeds will be paid within 7 days of approval by us of the claim. This payment may be postponed as permitted by the Investment Company Act of 1940, as amended.

                                   ARTICLE 6
                                Annuity Options

Section

6.01 You may purchase an annuity option for any Participant or Beneficiary. The annuity option will be purchased using the rates in Article 10 or 11.

6.02 The following annuity options are available:

* Life annuity/life annuity with fixed period - Annuity Payouts will be made for the life of the Annuitant with no certain period, or with a 10 years certain period, or with a 20 years certain period. Upon the death of the Annuitant, Annuity Payouts will continue to the Beneficiary for the remainder, if any, of the certain period.

* Joint life annuity/joint life annuity with fixed period - Annuity Payouts will be made for the joint lives of the Annuitant and a Contingent Annuitant of the Annuitant's choice with no certain period, or with 10 years certain period, or with a 20 years certain period. Annuity Payouts continue for the life of the survivor at the death of the Annuitant or Contingent Annuitant. Upon the death of both Annuitants, Annuity Payouts will continue to a Beneficiary for the remainder, if any, of the certain period.

* Unit refund life annuity - Annuity Payouts will be made for the life of the Annuitant with the guarantee that upon the death of the Annuitant a payout to the Beneficiary will be made of the value of the number of Annuity Units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under the option divided by the Annuity Unit value at the Annuity Commencement Date and (b) is the product of the number of Annuity Units represented by each Annuity Payout and the number of Annuity Payouts paid before death.

*  Other options may be available as agreed upon in writing by us.

6.03 At the time an annuity option is selected under the provisions of this Contract, you may specify an Annuity Commencement Date and elect, on behalf of the Participant, to have the total Account Value applied to provide a variable Annuity Payout, a fixed Annuity Payout or a combination fixed and variable Annuity Payout.

The amount of Annuity Payout will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant as of the Annuity Commencement Date. A choice may be made to receive payouts once each month, four times each year, twice each year or once each year. The Account Value and Annuity Unit value used to effect Annuity Payouts will be calculated as of the Annuity Commencement Date on the monthly, quarterly, semi-annual or annual anniversary of the Annuity Commencement Date.

For a 100% fixed Annuity Payout, the Annuity Commencement Date must be at least 30 days before the first Annuity Payout date. For a combination fixed and variable Annuity Payout or a 100% variable Annuity Payout, the Annuity Commencement Date will be 14 days before the first Annuity Payout date.

After the Annuity Commencement Date, the Annuity Payout option can not be changed.

6.04 Article 10 of this Contract illustrates the minimum Annuity Payout amounts and the age adjustments which will be used to determine the monthly Annuity Payouts under a fixed Annuity

Payout option. The tables show the dollar amount of the guaranteed monthly Annuity Payout which can be purchased with each $1,000.00 of Account Value, after deduction of any applicable premium tax. Amounts shown use the 1983 'a' Individual Annuity Mortality Table, modified, with an assumed interest rate of return of 3.00% per year and a 2.00% expense load.

6.05 Article 11 of this Contract illustrates the minimum Annuity Payout amounts and the age adjustments which will be used to determine the first monthly Annuity Payout under a variable Annuity Payout option. The tables show the dollar amount of the first monthly Annuity Payout which can be purchased with each $1,000.00 of Account Value, after deduction of any applicable premium taxes. Amounts shown use the 1983 'a' Individual Annuity Mortality Table, modified, with an assumed interest rate of return of 5.00% per year and a 2.50% expense load.

6.06 To determine the amount of the variable Annuity Payouts after the first payout, the first variable Annuity Payout is subdivided into components each of which represents the product of: (a) the percentage elected by you on behalf of the Participant of a specific Subaccount, the performance of which will determine future variable Annuity Payouts, and (b) the entire first variable Annuity Payout. Each variable Annuity Payout after the first payout attributable to a specific Subaccount will be determined by multiplying the Annuity Unit value for that Subaccount on the monthly, quarterly, semi-annual or annual anniversary of the Annuity Commencement Date by the number of Annuity Units attributable to that Subaccount. The number of Annuity Units for each specific Subaccount is determined by dividing the component of the first payout attributable to that Subaccount as described previously by the Annuity Unit value for that Subaccount on the Annuity Commencement Date. The total variable Annuity Payout will be the sum of the payouts attributable to each Subaccount.

6.07 The Annuity Unit value for any Valuation Period for any Subaccount is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of (a) 0.999866337 raised to a power equal to the number of days in the current Valuation Period and (b) is the Accumulation Unit value of the same Subaccount for this Valuation Period divided by the Accumulation Unit value of the same Subaccount for the immediately preceding Valuation Period.

6.08 The valuation of all assets in the Subaccount will be determined in accordance with the provisions of applicable laws, rules and regulations. The method of determination by us of the value of an Accumulation Unit and of an Annuity Unit will be conclusive upon the Participant and any recipient of a death benefit, if any.

6.09 We guarantee that the dollar amount of each installment after the first will not be affected by variations in mortality experience from mortality assumptions on which the first installment is based.

6.10 After the Annuity Commencement Date, if any portion of the Annuity Payout is a variable Annuity Payout, the Participant may direct a transfer of assets from one Subaccount to another Subaccount or to a fixed Annuity Payout. These transfers will be limited to 3 times per Contract Year. A fixed Annuity Payout may not be changed to a variable Annuity Payout.

A transfer from one Subaccount to another Subaccount will result in the purchase of Annuity Units in one Subaccount, and the redemption of Annuity Units in the other Subaccount. Such a transfer will be effected at Annuity Unit values calculated at the end of the Valuation Period during which the transfer request is received at our Home Office. The valuation of Annuity Units is described in
Section 3.09. A transfer from one Subaccount to a fixed Annuity Payout will result in the redemption of Annuity Units in one Subaccount and the purchase of a fixed Annuity Payout.

6.11 If the annuity option chosen results in Annuity Payouts of less than $50.00 per month, the frequency will be changed so that Annuity Payouts will be at least $50.00.

6.12 A certificate will be issued to the Annuitant showing the amount and terms of the purchased annuity.

6.13 No annuity option may be assigned or attached, except, if applicable, those benefits assigned or attached by a Qualified Domestic Relations Order under
Section 414(p) of the Code, or pursuant to a Federal Tax Levy under Section 6331 of the Code.

6.14 If we receive proof that a person receiving Annuity Payouts under this Contract is legally or mentally incompetent, the Annuity Payouts may be made to any person deemed a legal representative by a court of competent jurisdiction.

6.15 We will require satisfactory proof of each Annuitant's age. If it is later proven to us that the Annuitant's age has been misstated, the Annuity Payouts will be adjusted. Any underpayouts already made by us will be made up immediately and any overpayouts already made by us will be charged against the Annuity Payouts falling due after the adjustment.

6.16 The Annuitant may name the Beneficiary or Contingent Annuitant for any purchased annuity option. The Annuitant may change the Beneficiary at any time without the consent of the previous Beneficiary unless the previous designation provides otherwise. However, if the Annuitant is married, the Annuitant's spouse must agree in writing to another person being named Beneficiary or Contingent Annuitant. The change is effective when written notice is received by us. The annuity option or the Contingent Annuitant may not be changed. The Beneficiary or the Contingent Annuitant does not have the right to name the Beneficiary.

6.17 If the Annuitant dies and there is no named Beneficiary living at the time of the Annuitant's death, the Annuitant's estate will be paid any remaining guaranteed Annuity Payouts, under a period certain annuity option, in one lump sum. If the named Beneficiary is receiving guaranteed Annuity Payouts and dies, the remaining Annuity Payouts will be paid in one lump sum to the contingent Beneficiary if living at the time of the Beneficiary's death. Payment will otherwise be made to the Beneficiary's estate. Lump sum Annuity Payouts will equal the discounted guaranteed payouts at the interest rate then being credited under Section 3.05, compounded annually.

6.18 We may, at any time, require proof that any payee under this Contract is living when payout is contingent upon survival of that payee.

                                   ARTICLE 7
                                 Contract Loan
Section

7.01 Prior to a Participant's Annuity Commencement Date, if permitted by the Plan, a Participant may apply for a loan under this Contract. We will loan, upon written application and assignment of the Account Value equal to the loan amount as security for the loan, a sum which will not be less than $1,000.00. The Account Value which is assigned to us as security for the loan must be allocated to the Fixed Account. For purposes of applying the transfer and withdrawal provisions of Article 4 and Article 8, any amount allocated to the Fixed Account as security for a loan will be included in the calculation of Fixed Account Value. However, neither withdrawals nor transfers from the Fixed Account are allowed to the extent that such a withdrawal or transfer would cause the Fixed Account Value to be less than any outstanding loan.

7.02 Unless otherwise restricted by the Plan, the maximum loan amount is equal to 50% of the vested Account Value, not to exceed a total of $50,000.00 on all outstanding loans to the Participant under all plans. However, for all plans not subject to ERISA, if 50% of the total Account Value is less than $10,000.00, the Participant can borrow the lesser of $10,000.00 or 100% of the vested Account Value. If there has been a loan in the preceding 12 month period, the $50,000.00 maximum loan limit is reduced by the excess of the highest outstanding balance of loans during the preceding 12 month period over the outstanding current loan balance. A Participant may have only one loan outstanding at any time under this Contract.

7.03 The loan rate is adjustable, which means that it may change from time to time. A loan's initial interest rate will be based on the declared rate in effect at the time a loan is established. The declared interest rate will be determined quarterly and will be equal to Moody's Corporate Bond Yield monthly average for the calendar month two months prior to the first day of each calendar quarter, rounded down to the next 0.25%. If the average is no longer made available, then the declared interest rate will be a comparable rate acceptable to the regulatory authorities.

At the beginning of each calendar quarter, we will compare each loan's interest rate to the then current declared interest rate. If the then current declared interest rate is less than the loan's interest rate by .50% or more, the loan's interest rate will be decreased to equal the then current declared interest rate. The loan's interest rate will remain unchanged if the then current declared interest rate differs from the loan's interest rate by less than .50%. The loan rate for an existing loan may decrease, but it will never increase.

During the existence of a contract loan, the amount of the contract loan principal in the Fixed Account will earn interest at an effective annual rate of not less than [3.00%]. The interest rates applicable to contract loan principal will be declared quarterly, in advance of each quarter, and will be in effect only for that quarter.

Loan payments of principal and interest must be paid in level amortized payments, either monthly or quarterly. The loan must be repaid within 5 years unless it is being used to purchase a principal residence for the Participant in which case the loan must be repaid within 20 years or less. The contract loan maybe repaid in full at any time while this Contract is in force and prior to the Annuity Commencement Date.

7.04 If the required loan payment is not paid in full within 90 days after the date the payment is due the total outstanding loan balance will be determined to be in default. Following the 90-day grace period the defaulted amount will first be deducted from the Account Value equal to the Participant's December 31, 1988 Grandfathered Balance. In addition, if allowed by the Plan, any amounts equal to employer Contributions and earnings on those Contributions will be deducted from the Account Value following the 90-day grace period. Any remaining defaulted amount will be deducted from the Account Value when one of the following events occur: the Participant's termination of service with the employer, attainment of age 59 1/2, disability or death.

7.05 The amounts and terms of a loan may be subject to the restrictions imposed under 72(p) of the tax code, Title 1 of ERISA, and any applicable plan.

7.06 We will charge an amount as specified in the Contract Specifications, each time a loan is established. The amount will be withdrawn from the Account Value.

                                   ARTICLE 8
                            Contract Discontinuance

Section

8.01 You may discontinue this Contract at any time by giving written notice to us at our Home Office. The Contract will be deemed discontinued on the later of the Valuation Date you specify or the Valuation Date that the written notice is received by us.

8.02 We may give you written notice that this Contract is to be discontinued if the Plan does not qualify for special tax treatment under Sections 401(a), 403(a), 403(b), 414(d) or 457 of the Code. Discontinuance pursuant to this
Section 8.02 will be effective as of a Valuation Date specified by us, provided you are given at least 15 days advance written notice in which to cure any remediable defaults. Discontinuance by us supercedes any date established under
Section 8.01.

8.03 As of the date this Contract is discontinued under Section 8.01 and if the Plan is not subject to ERISA, no further Contributions will be accepted. However, transfers, withdrawals and loans will continue to be permitted, in accordance with the terms of this Contract.

8.031 As of the date this Contract is discontinued under Section 8.01 and if the Plan is subject to ERISA, you may elect to have the Participant's Account Value remain in this Contract as provided in Section 8.03 or you may elect to have the Account Value of the Contract paid as follows:

As of the date this Contract is discontinued, no further Contributions, transfers, withdrawals or loans will be permitted.

100% of the Account Value in the Variable Account will be subject to the CDSC and will be paid in a cash payment as provided in Section 4.08.

The Account Value in the Fixed Account may be paid in either of the following payment options:

a. The Account Value in the Fixed Account will be paid in accordance with the Systematic Transfers or Withdrawals schedule over a 5-year period as provided in Section 4.03. 100% of each scheduled withdrawal will be subject to the CDSC. After the initial date, assets remaining in the Fixed Account will continue to receive interest in the same manner as before systematic withdrawals began, but at no less than the rate the Fixed Account is earning on the initial date of the first systematic withdrawal less 1.50%.

b. The Account Value in the Fixed Account will be paid in a lump sum. We will determine the amount payable in the Fixed Account as follows:

   The amount payable will be the market value factor times the Account Value in the Fixed Account reduced by the sum of CDSC and Account Charge times the number of Participants. The market value factor is the lesser of 1.00 or the ratio of:

                              Current Bond Price
                              ------------------
                            Par Value of that Bond

   We calculate at the time of contract discontinuance the Current Bond Price to equal the price of a bond:

  1. issued with a maturity of 6.5 years;

  2. bearing interest at the weighted average of the declared interest rates in effect as of the discontinuance date;

  3. calculated to yield the Merrill Lynch Baa Intermediate Industrial Average for the week in which the notice of discontinuance is received. If such average ceases to be published, we will select a comparable survey.

  If the amount payable, as determined above, is less than the principal in the Fixed Account accumulated at an effective annual interest rate of [3.00%], then the amount payable will be changed to equal the principal accumulated at an effective annual interest rate of [3.00%]. For purposes of this paragraph, principal is defined as Contributions allocated to the Fixed Account plus transfers to the Fixed Account minus withdrawals and transfers from the Fixed Account and minus any applicable CDSC and Account Charge times the number of Participants, but no less than zero.

  Your election to receive the Fixed Account in a lump sum must be done for the primary benefit of the Participants. If, subsequent to such lump sum payment, we are ordered by any court of competent jurisdiction to refund all or any portion of a loss to Participants, you will reimburse such amounts to us.

8.032 As of the date this Contract is discontinued under Section 8.02, no further Contributions, transfers, withdrawals or loans will be permitted. Subject to applicable regulatory requirements, as of the discontinuance date established under Section 8.02 the Account Value will be paid in accordance with the provisions of Section 4.07.

8.033 If the Contract is discontinued under Section 8.01 or Section 8.02, we will send written notice to each Participant's last known address stating that the Contract is discontinued.

8.04 The Contract will terminate when there is no Account Value remaining under this Contract.

                                   ARTICLE 9
                               General Provisions

Section

9.01 This Contract, together with your attached application and any riders or endorsements, constitutes the entire Contract between you and us.

9.02 We may rely on any action or information provided by you under the terms of this Contract and will be relieved and discharged from any further liability to any party in acting at the direction and upon the authority of you. All statements made by you shall be deemed representations and not warranties.

9.03 Except as allowed by the Plan or applicable law, neither this Contract nor the Participant's interest in this Contract may be transferred, sold, assigned, discounted or pledged, either as collateral for a loan or as security for the performance of an obligation or for any other purpose.

9.04 We may prohibit new Participants under this Contract if we discontinue offering this Contract form to the public. This is termed deactivation. If we deactivate this Contract, we will deactivate all contracts of this class issued to other contractowners. The date of deactivation will be effective as of a Valuation Date specified by us, provided you are given at least 90 days advanced written notice. Deactivation will not affect our Account Values established for Participants under this Contract prior to our notice of deactivation and we will continue to accept Contributions under this Contract on behalf of those Participants.

9.05 We have the right to amend this Contract to maintain this Contract under applicable local, State or Federal laws or regulations.

9.06 You and we may also mutually agree to amend this Contract. The consent of any Participant, Annuitant or Beneficiary is not required.

9.07 Any change to this Contract must be in writing and signed by the President, Vice President, Secretary or an Assistant Secretary of Lincoln Life.

9.08 This Contract is subject to the incontestability laws of the state in which it is delivered.

9.09 We are not liable to provide sufficient funds to provide the Plan's benefits.

9.10 No suit may be brought in relationship to this Contract unless it is brought within 3 years after the date on which the suit could have first been brought. If this limitation is prohibited by the laws of the state by which the Contract is governed, this limitation shall be deemed to be amended to agree with the minimum period of limitation permitted by those laws.

9.11 The failure on our part to perform or insist upon the strict performance of any provision or condition of the Contract will neither constitute a waiver of our rights to perform or require performance of such provision or condition, nor stop us from exercising any other rights it may have in such provision, condition, or otherwise in this Contract or any Plan.

9.12 If any provision of this Contract is determined to be invalid, the remainder of the provisions shall remain in full force and effect.

9.13 Federal, state or local government premium tax, if applicable, will be deducted from either the Contribution when received or at time of withdrawal or annuitization.

9.14 A Participant will receive an Active Life Certificate upon our receipt of a duly completed participation enrollment form, except if this Contract is used to fund a 457 plan. If the Participant chooses not to participate under this Contract, he/she may exercise a free-look right by sending a written notice to us that he/she does not wish to participate under this Contract within 20 days after the date the certificate is received by the Participant. For purposes of determining the date on which the Participant has sent written notice, the postmark date will be used.

If a Participant exercises his/her free-look right in accordance with the foregoing procedure, we will refund the value of any Contributions allocated to the Variable Account and/or any Contribution allocated to the Fixed Account.

9.15 If you have any questions concerning this Contract, please contact your Lincoln Life representative or our Servicing Office at [800-341-0441].

9.16 Any notice required by this Contract must be delivered to us at our Servicing Office: [The Lincoln National Life Insurance Company, P.O. Box 9740, Portland, Maine 04104-5001] and notices to you will be delivered to you at the address shown on our records.

                                   ARTICLE 10
             ANNUITY PURCHASE RATES UNDER A VARIABLE PAYOUT OPTION

                DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                      PURCHASED WITH EACH $1,000 APPLIED
------------------------------------------------------------------------
                             SINGLE LIFE ANNUITIES
------------------------------------------------------------------------
                             No          120           240
                           Period       Months        Months      Cash
           Age             Certain      Certain       Certain    Refund
------------------------------------------------------------------------
           55               $5.15        $5.12        $5.02      $5.04
           56                5.22         5.19         5.07       5.10
           57                5.29         5.25         5.12       5.16
           58                5.37         5.32         5.18       5.22
           59                5.45         5.40         5.24       5.29

           60                5.54         5.48         5.29       5.36
           61                5.63         5.56         5.35       5.43
           62                5.73         5.65         5.42       5.51
           63                5.84         5.75         5.48       5.59
           64                5.95         5.85         5.54       5.68

           65                6.07         5.96         5.60       5.78
           66                6.21         6.07         5.67       5.88
           67                6.35         6.19         5.73       5.98
           68                6.50         6.32         5.79       6.09
           69                6.66         6.45         5.85       6.21

           70                6.84         6.60         5.91       6.34
------------------------------------------------------------------------


------------------------------------------------------------------------
                         JOINT AND SURVIVOR ANNUITIES
------------------------------------------------------------------------
    Joint and Full to Survivor             Joint and Two-Thirds Survivor
------------------------------------------------------------------------
          Certain Period                          Certain Period
------------------------------------------------------------------------
                  120      240     Joint              120        240
      None      Months    Months    Age     None     Months     Months
------------------------------------------------------------------------
      $4.82     $4.82     $4.81      55    $5.16      $5.13     $5.03
       4.87      4.87      4.85      56     5.23       5.19      5.08
       4.92      4.92      4.90      57     5.30       5.26      5.13
       4.98      4.98      4.96      58     5.38       5.33      5.18
       5.04      5.04      5.01      59     5.46       5.41      5.24

       5.11      5.10      5.07      60     5.54       5.49      5.30
       5.18      5.17      5.13      61     5.64       5.57      5.36
       5.25      5.25      5.19      62     5.74       5.66      5.42
       5.33      5.32      5.26      63     5.84       5.75      5.48
       5.42      5.41      5.32      64     5.96       5.86      5.54

       5.51      5.50      5.39      65     6.08       5.96      5.61
       5.60      5.59      5.46      66     6.21       6.07      5.67
       5.71      5.70      5.54      67     6.35       6.19      5.73
       5.82      5.80      5.61      68     6.50       6.32      5.79
       5.95      5.92      5.68      69     6.66       6.45      5.85

       6.08      6.05      5.75      70     6.83       6.59      5.91
------------------------------------------------------------------------

Age Adjustment Table

Year of Birth           Adjustment to Age  Year of Birth  Adjustment to Age
-------------           -----------------  -------------  -----------------
Before 1920                      + 2         1960-1969             - 3
 1920-1929                       + 1         1970-1979             - 4
 1930-1939                         0         1980-1989             - 5
 1940-1949                       - 1         1990-1999             - 6
 1950-1959                       - 2            ETC.               ETC.

                                  ARTICLE 11
              ANNUITY PURCHASE RATES UNDER A FIXED PAYOUT OPTION

------------------------------------------------------------------------
                DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                      PURCHASED WITH EACH $1,000 APPLIED
------------------------------------------------------------------------
                             SINGLE LIFE ANNUITIES
------------------------------------------------------------------------
                             No          120           240
                           Period       Months        Months      Cash
           Age             Certain      Certain       Certain    Refund
------------------------------------------------------------------------
           55               $4.01        $3.99         $3.91     $3.89
           56                4.08         4.06          3.97      3.95
           57                4.16         4.13          4.03      4.01
           58                4.24         4.21          4.09      4.08
           59                4.33         4.29          4.15      4.15

           60                4.42         4.38          4.22      4.18
           61                4.52         4.47          4.29      4.26
           62                4.62         4.56          4.36      4.34
           63                4.73         4.66          4.43      4.42
           64                4.85         4.77          4.50      4.51

           65                4.97         4.89          4.57      4.60
           66                5.11         5.01          4.64      4.69
           67                5.25         5.13          4.71      4.79
           68                5.41         5.27          4.78      4.90
           69                5.57         5.41          4.85      5.01

           70                5.75         5.56          4.91      5.13
------------------------------------------------------------------------

------------------------------------------------------------------------
                         JOINT AND SURVIVOR ANNUITIES
------------------------------------------------------------------------
    Joint and Full to Survivor             Joint and Two-Thirds Survivor
------------------------------------------------------------------------
          Certain Period                          Certain Period
------------------------------------------------------------------------
                 120        240    Joint              120        240
      None      Months    Months    Age     None     Months     Months
------------------------------------------------------------------------
      $3.69     $3.69     $3.68      55    $4.02     $4.00      $3.91
       3.75      3.75      3.73      56     4.09      4.07       3.97
       3.81      3.81      3.79      57     4.17      4.14       4.03
       3.87      3.87      3.85      58     4.25      4.22       4.09
       3.94      3.94      3.91      59     4.33      4.30       4.16

       4.01      4.01      3.98      60     4.43      4.38       4.22
       4.09      4.08      4.05      61     4.52      4.47       4.29
       4.17      4.16      4.12      62     4.63      4.57       4.36
       4.25      4.25      4.19      63     4.74      4.67       4.43
       4.34      4.34      4.26      64     4.85      4.78       4.50

       4.44      4.43      4.34      65     4.98      4.89       4.57
       4.54      4.54      4.42      66     5.11      5.01       4.64
       4.66      4.64      4.50      67     5.26      5.13       4.71
       4.77      4.76      4.58      68     5.41      5.27       4.78
       4.90      4.88      4.66      69     5.57      5.41       4.85

       5.04      5.01      4.74      70     5.75      5.55       4.91
------------------------------------------------------------------------

Age Adjustment Table

Year of Birth           Adjustment to Age  Year of Birth  Adjustment to Age
-------------           -----------------  -------------  -----------------
Before 1920                     + 2          1960-1969           - 3
 1920-1929                      + 1          1970-1979           - 4
 1930-1939                        0          1980-1989           - 5
 1940-1949                      - 1          1990-1999           - 6
 1950-1959                      - 2             ETC.             ETC.

                                                                    Exhibit 4(b)


          [LOGO OF LINCOLN NATIONAL LIFE INSURANCE CO. APPEARS HERE]



                             GROUP ANNUITY CONTRACT


This Contract is issued in consideration of the application of the Contractowner and of the payment of Contributions as provided in this Contract.

This Contract is delivered in the jurisdiction of and is governed by the laws of (State/Commonwealth of Contractowner).



             Signed for The Lincoln National Life Insurance Company
                           1300 South Clinton Street
                             Fort Wayne, IN  46802



/s/ Gabriel L. Shaheen                   /s/ Kathleen Adamson
----------------------------            --------------------------------------
Gabriel L. Shaheen, President           Kathleen Adamson, Second Vice President



                                  Unallocated
         Group Deferred Variable Annuity or Variable and Fixed Annuity
                                Periodic Premium
                                Nonparticipating


ALL VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

                               Table of Contents


Article                                                             Page

   1    Special Terms                                                 5

   2    Purpose of Contract                                           7

   3    Funding                                                       8

   4    Transfers and Withdrawals                                    10

   5    Annuity Options                                              13

   6    Contract Discontinuance                                      16

   7    General Provisions                                           17

   8    Annuity Purchase Rates Under a Variable Payment Option       19

   9    Annuity Purchase Rates Under a Fixed Payment Option          20

                            Contract Specifications


Contract Number:  [Specimen]

Contractowner:  [The Trustees of A.B.C. Company Pension Trust]

Effective Date:  [May 1, 1999]

Employer:  [A.B.C. Company]

Plan:  [A.B.C. Company Pension Plan]

VARIABLE ACCOUNT: Lincoln Life Variable Annuity Account Q. Contributions may be directed to any of the available Subaccounts, subject to limitations. See
Article 3. The amounts allocated to each Subaccount will be invested at net asset value in the shares of one of the regulated investment companies. The Subaccounts are:

1.   [Equity 500 Index]
2.   [Small Cap Index]
3.   [Capital Asset]
4.   [AVIS International]
5.   [AVIS Global Growth]
6.   [DGPF Growth & Income]
7.   [DGPF Global Bond]
8.   [International]
9.   [DGPF Trend]
10.  [VIP Contrafund]
11.  [VIP Growth]
12.  [Equity-Income]
13.  [Capital Appreciation]
14.  [Aspen Worldwide Growth]
15.  [Money Market]
16.  [Bond]
17.  [Managed]
18.  [Aggressive Growth]
19.  [AMT Partners]
20.  [AMT MidCap Growth]
21.  [Global Asset Allocation]
22.  [Growth & Income]
23.  [Social Awareness]
24.  [Special Opportunities]

See Article 3 for provisions governing any substitution or elimination of Subaccounts.

FIXED ACCOUNT GUARANTEED INTEREST RATE: [3.00%] during all years.

LIMITATIONS ON TRANSFERS AND WITHDRAWALS: See Article 4 provisions governing the limitations on transfers and withdrawals.

ANNUAL MORTALITY AND EXPENSE RISK CHARGE: [1.002%]

[This Contract will be eligible for a lower annual Mortality and Expense Risk Charge of [0.75%] if on the last calendar day of any calendar quarter the sum of all the Account Value under this Contract equals or exceeds $5 million. The lower charge will be implemented on the calendar quarter-end

Valuation Date following the end of the calendar quarter in which the Contract became eligible for the lower charge.]

                                      [OR]

[This Contract will be eligible for a lower annual Mortality and Expense Risk Charge of [0.75%] if on the last calendar day of any calendar quarter the sum of all Account Value under all Contracts issued to [group name] equals or exceeds $5 million. The lower charge will be implemented on all Contracts issued to [group name] on the calendar quarter-end Valuation Date following the end of the calendar quarter in which the Contracts became eligible for the lower charge.]

CONTINGENT DEFERRED SALES CHARGE (CDSC):

Withdrawal During
Contract Year  1    2    3    4    5    6    7    8    9    10+

CDSC (as a    [6]% [6]% [6]% [6]% [5]% [4]% [3]% [2]% [1]% [0]%
percentage of
withdrawal amount)

There will be no other CDSC after the Contract has been in force for [9] complete Contract Years.

                                   ARTICLE 1
                                 Special Terms

Section

1.01 Account Value - Value held under this Contract. The value may be maintained in either the Fixed Account, the Variable Account or both, depending on allocations.

1.02 Accumulation Unit - A unit of measure used to calculate the variable Account Value during the accumulation period.

1.03 Annuitant and Contingent Annuitant - The persons upon whose lives the Annuity Payouts made after the Annuity Commencement Date will be based.

1.04 Annuity Commencement Date - The Valuation Date when money is withdrawn for payment of Annuity Payouts under the annuity option selected.

1.05 Annuity Payout - An amount paid at regular intervals under one of several options available to the Annuitant and/or any other payee. This amount may be paid on a variable or fixed basis, or a combination of both.

1.06 Annuity Unit - A unit of measure used after the Annuity Commencement Date to calculate the amount of variable Annuity Payout.

1.07 Beneficiary - The person or entity designated by the Annuitant to receive a death benefit, if any, payable upon the death of the Annuitant.

1.08   Code - This is the Internal Revenue Code of 1986, as amended.

1.09 Contingent Deferred Sales Charge (CDSC) - This charge is assessed on certain premature withdrawals of Account Value, calculated according to the Contract provisions.

1.10 Contract - The agreement between the Contractowner and Lincoln Life providing a variable annuity to fund the Plan.

1.11 Contractowner (you, your) - The Contractowner named in the Contract Specifications.

1.12 Contract Year - This is the 12 month period which begins on the effective date as set forth in the Contract Specifications or on the anniversary of the effective date.

1.13   ERISA - This is the Employee Retirement Income Security Act of 1974.

1.14 Fixed Account - An account established for this Contract by Lincoln Life which is a part of the general assets of Lincoln Life.

1.15 Funds - Any of the mutual funds into which Contributions allocated to the Variable Account are indirectly invested.

1.16 Home Office - The Lincoln National Life Insurance Co., 1300 South Clinton Street, Fort Wayne, Indiana 46802 or an institution designated by us.

1.17   Lincoln Life (we, us, our) - The Lincoln National Life Insurance Co.

1.18 Net Asset Value Per Share - The value of a Fund or Series share calculated in accordance with the Fund's or Series' prospectus.

1.19   Participant - A person defined as a Participant in the Plan.

1.20 Pending Allocation Account - This is an account established under the Variable Account that invests Contributions received without allocation instructions in shares of a money market mutual fund.

1.21 Plan - The Plan or arrangement named in the Contract Specifications, which includes any employer based arrangement whether or not considered a plan under State or Federal law.

1.22   Contributions - Amounts paid into the Contract.

1.23 Series - Any of the underlying portfolios of a Fund in which Contributions allocated to the Variable Account are indirectly invested.

1.24 Subaccount - That portion of the Variable Account which invests in shares of a particular Fund or Series. There is a separate Subaccount that corresponds to each Fund and Series.

1.25 Valuation Date - Each day the New York Stock Exchange (NYSE) is open for trading and we are open for business.

1.26 Valuation Period - The period commencing at the close of trading on the NYSE on a Valuation Date and ending at the close of trading on the NYSE on the next succeeding Valuation Date.

1.27 Variable Account - The segregated investment account into which Lincoln Life sets aside and invests the variable assets attributable to this variable annuity Contract.

1.28 Servicing Office - All correspondence and inquiries should be submitted to our Servicing Office: [P.O. Box 9740, Portland, Maine 04104-5001].

                                   ARTICLE 2
                              Purpose of Contract

Section

2.01 This is a group annuity Contract. This Contract may be used to fund all or part of the Plan's obligation to the Participants.

2.02 The provisions of the Plan control the operation of the Plan. The provisions of the Contract control the operation of the Contract.

2.03 We are not a party to the Plan. The Plan is mentioned merely for reference purposes. Except for the obligations provided under this Contract, we have no liability under the Plan. We are under no obligation under or by reason of issuance of this Contract either (a) to determine whether any payment, distribution or transfer under this Contract complies with the provisions, terms and conditions of the Plan or with applicable law, or (b) to administer the Plan, including without limitation, any provisions required by the Retirement Equity Act of 1984.

2.04 This Contract can be issued in connection with a Plan which meets the requirements of Sections 401(a), 403(a), 403(b), 414(d) or 457 of the Code. We may require evidence of qualification of the Plan.

                                   ARTICLE 3
                                    Funding

Section

3.01   Contributions must be made to us at our Home Office.

3.02 Contributions under this Contract may be allocated to the Variable Account and/or to the Fixed Account of this Contract in 1% increments.

If complete allocation instructions have not been received by us in order for us to perform our duties under this Contract, we will direct such Contribution to the Pending Allocation Account as described in Section 1.20.

We will follow up with you monthly for a period of 90 days for allocation instructions for the Account Values in the Pending Allocation Account.

Within 2 business days of receipt of complete allocation instructions, the Account Value in the Pending Allocation Account will be transferred to the accounts as instructed.

If allocation instructions are not received after the 90 day notice, we will refund the Contributions in the Pending Allocation Account, together with earnings thereon (unless applicable ERISA requirements preclude return on earnings) within 105 days of the date of receipt of the initial Contribution.

The Pending Allocation Account will only be used for the purpose mentioned in this Section 3.02; you may not direct a portion of your Contributions to this Subaccount. Contributions directed to the Pending Allocation Account will not be afforded the same rights as Contributions under this Contract. The following Articles under this Contract will not be applicable: Article 4-Transfers and Withdrawals and Article 5-Annuity Options.

3.03 Contributions in any one Contract Year which exceed twice the amount of Contributions made in the first Contract Year may be made only with our permission.

3.04 We will credit interest daily on the Account Value in the Fixed Account. The rate of interest credited each day, if compounded for 365 days, yields the annual interest rate in effect for the day. We guarantee that we will credit interest on Account Value in the Fixed Account at an effective annual rate not less than [3.00%] during all years.

Interest rates for each quarter will be declared and made available reasonably in advance of that quarter.

Contributions received in any quarter will earn interest at the declared rate for that quarter [plus [1.00%]] and the next three quarters. When Contributions are beyond the initial four-quarter period, they will earn interest at the portfolio rate. The portfolio rate is declared for the coming quarter and is in effect only for that quarter.

3.05 Contributions may be allocated to a maximum of [10] Subaccounts, or to a maximum of [9] Subaccounts and the Fixed Account. The Contributions allocated to each Subaccount will be applied to purchase Accumulation Units at the Accumulation Unit value next calculated after receipt at our Home Office.

3.06 We reserve the right to eliminate the availability of the shares of any Fund or Series and substitute the securities of a different investment company if the shares of a Fund or Series are no longer available for investment, or, if in our judgment, any Fund or Series should become inappropriate in view of the purposes of this Contract. We may add a Subaccount investing in a new Fund or Series. We will give you written notice of elimination or substitution of any Fund or Series no later than 15 days after the substitution occurs. Any such eliminations, substitutions or additions will be subject to compliance with any applicable regulatory requirements.

3.07 We will use each Contribution allocated to the Variable Account to buy Accumulation Units in the Subaccount(s) selected by you. The number of Accumulation Units bought will be determined by dividing the amount directed to the Subaccount by the dollar value of an Accumulation Unit in that Subaccount as of the end of the Valuation Period during which the Contribution is received at our Home Office. The number of Accumulation Units held for the Variable Account by you will not be changed by any change in the dollar value of Accumulation Units in any Subaccount.

3.08 The value of a Subaccount on any Valuation Date is the number of Accumulation Units in the Subaccount multiplied by the value of an Accumulation Unit of the Subaccount at the end of the Valuation Period.

3.09 Contributions allocated to the Variable Account are converted into Accumulation Units. The number of Accumulation Units resulting from each Contribution is equal to the Contribution divided by the value of an Accumulation Unit for the Valuation Period during which the Contribution is allocated to the Variable Account. The Accumulation Unit value for each Subaccount was or will be arbitrarily established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. The Accumulation Unit value for a Subaccount for any later Valuation Period is determined as follows:

1. The total value of Fund or Series shares held in the Subaccount is calculated by multiplying the number of Fund or Series shares owned by the Subaccount at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund or Series at the end of the Valuation Period, and adding any dividend or other distribution of the Fund or Series if an ex-dividend date occurs during the Valuation Period; minus

2. The liabilities of the Subaccount at the end of the Valuation Period; such liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the Variable Account; and

3. The result of 2. is divided by the outstanding number of Accumulation Units in the Subaccount at the beginning of the Valuation Period.

The daily charges imposed on a Subaccount for any Valuation Period are equal to the mortality and expense risk charge for the number of calendar days in the Valuation Period.

3.10 The assets of the Variable Account equal to its reserve and other liabilities will not be charged with the liabilities arising from any other part of our business.

3.11 The Accumulation Unit value may increase or decrease the dollar value of benefits under the Contract.

3.12 At least once during each Contract Year, we will provide a report of the Account Value.

                                   ARTICLE 4
                           Transfers and Withdrawals

Section

4.01 You may direct a transfer of funds from one Subaccount to another Subaccount or to the Fixed Account. You may direct a transfer of Account Value from the Fixed Account to one or more Subaccounts of the Variable Account, subject to the limitations described in Section 4.03. A transfer request may be in writing, or by telephone provided we have received the appropriate authorization from you. Amounts transferred to the Subaccount(s) will purchase Accumulation Units as described in Section 3.07.

There may not be more than one transfer in any 30 day period. We reserve the right to further limit the number of transfers.

There is no charge for a transfer. However, we reserve the right to impose a charge in the future for any transfers.

Transfers after the Annuity Commencement Date will be subject to the provisions of Section 5.10.

4.02 A transfer among Subaccounts will result in the purchase of Accumulation Units in one Subaccount and the redemption of Accumulation Units in the other Subaccount. Such a transfer will be effected at Accumulation Unit values calculated at the end of the Valuation Period during which the transfer request is received at our Home Office. The valuation of the Accumulation Units is described in Section 3.08.

4.03 Subject to the following limitations, Account Value held in the Fixed Account may be transferred to any Subaccount or may be withdrawn from this Contract. A withdrawal for any reason not stated in Section 4.05 will be subject to this Section.

 . Periodic Elective Transfers or Withdrawals - The cumulative percentage limit available under this paragraph for transfer or withdrawal is 20% in any 365 day period. The cumulative percentage is the sum of all transfers and withdrawals under this Section in the preceding 364 day period plus the amount to be transferred or withdrawn under this Section, divided by the then current Account Value in the Fixed Account. A cumulative percentage exceeding 20% in any 365 day period will not be allowed.

 . Systematic Transfers or Withdrawals - A scheduled transfer or withdrawal of the entire Account Value in the Fixed Account may be elected over a 5 year period. The timing and percentage of each transfer or withdrawal is indicated in the following schedule.

  Transaction dates      Percentage eligible for transfer or withdrawal

  Initial date           20% of the balance on such date
  First anniversary      20% of the balance on such date
  Second anniversary     25% of the balance on such date
  Third anniversary      33% of the balance on such date
  Fourth anniversary     50% of the balance on such date
  Fifth anniversary      100% of the balance on such date

  If Systematic Transfers or Withdrawals are elected, Periodic Elective Transfers or Withdrawals will not be available during the period of scheduled payments. This election may at any time after the initial date be rescinded. In this event, Periodic Elective Transfers or Withdrawals will not be available until the 1 year anniversary of the last Systematic Transfer or Withdrawal made before rescinding the election.

  If Systematic Transfers or Withdrawals are elected and a Periodic Elective Transfer or Withdrawal was made within the last 364 day period, the payment due on the initial date will be reduced by the sum of any Periodic Elective Transfers or Withdrawals made within the last 364 day period.

  If Systematic Transfers or Withdrawals are elected, no further Contributions may be allocated to the Fixed Account unless the election is rescinded.

4.04 All withdrawal requests must be submitted in writing to us. Withdrawals will be effected at Accumulation Unit values calculated at the end of the Valuation Period during which we receive written request at our Home Office. We reserve the right to require proof of the event giving rise to any withdrawal under this Contract.

4.05 Withdrawals of Account Value will be allowed during the life of this Contract without being subject to CDSC, if the withdrawal is for one of the following reasons:

 . To make a payment due to a Participant's death, disability, retirement or termination of employment, excluding termination of employment due to Plan termination, plant shutdown or any other program instituted by the Participant's employer which would reduce the work force by more than 20%;

 . To make a payment for a Participant hardship situation as allowed by the Plan;

 .  To make a payment pursuant to a Qualified Domestic Relations Order (QDRO);

 .  To purchase an annuity option under Article 5.

  A withdrawal from the Account Value, for any reason outlined in this Section, will not be subject to the provisions of Sections 4.03, 4.06 or 4.07.

4.06   Subject to the following limitations and the limitations set forth in
Section 4.03, a partial withdrawal, without being subject to CDSC, of Account Value may be requested during the Contract Year for any reason other than those specified in Section 4.05.

The cumulative percentage limit available under this Section for partial withdrawal, without being subject to the CDSC, is 20% in any Contract Year. The cumulative percentage is the sum of all withdrawals under this Section during the Contract Year plus the amount to be withdrawn under this Section divided by the then current Account Value.

Partial withdrawals under this Section exceeding the 20% cumulative percentage will be subject to the CDSC.

4.07 If we receive a request for a withdrawal of 100% of the Account Value for any reason other than those specified in Section 4.05, the Account Value will be distributed as follows:

 . 100% of the Account Value in the Variable Account will be subject to the CDSC and will be paid in a cash payment as provided in Section 4.08.

 . The Account Value in the Fixed Account may be paid in either of the following payment options:

     a. The Account Value in the Fixed Account will be paid in accordance with the Systematic Transfers or Withdrawals schedule over a 5-year period as provided in Section 4.03. 100% of each scheduled withdrawal will be subject to the CDSC. After the initial date, assets remaining in the Fixed Account will continue to receive interest in the same manner as before systematic withdrawals began, but at not less than the rate the Fixed

Account is earning on the initial date of the first systematic withdrawal less 1.50%.

b. The Account Value in the Fixed Account will be paid in a lump sum. Lincoln Life will determine the amount payable in the Fixed Account as follows:

     The amount payable will be the market value factor times the Account
     Value in the Fixed Account reduced by the CDSC. The market value factor is the lesser of 1.00 or the ratio of:

                               Current Bond Price
                               ------------------
                             Par Value of that Bond

     Lincoln Life calculates at the time of contract discontinuance the Current Bond Price to equal the price of a bond:

       1. issued with a maturity of 6.5 years;
       2. bearing interest at the weighted average of the declared interest rate in effect as of the discontinuance date;
       3. calculated to yield the Merrill Lynch Baa Intermediate Industrial Average for the week in which the notice of discontinuance is received. If such average ceases to be published, Lincoln Life will select a comparable survey.

     If the amount payable, as determined above, is less than the principal in the Fixed Account accumulated at an effective annual interest rate of [3.00%], then the amount payable will be changed to equal the principal accumulated at an effective annual interest rate of [3.00%]. For purposes of this paragraph, principal is defined as Contributions allocated to the Fixed Account plus transfers to the Fixed Account minus withdrawals and transfers from the Fixed Account and minus CDSC, if any, but no less than zero.

     Your election to receive the Fixed Account in a lump sum must be done for the primary benefit of the Participants. If, subsequent to such lump sum payment, we are ordered by any court of competent jurisdiction to refund all or any portion of a loss to Participants, you will reimburse such amounts to us.

4.08 Any cash payment will be mailed from our Home Office within 7 days after the date of withdrawal; however, we may be permitted to defer payments from the Variable Account under the Investment Company Act of 1940, as in effect at the time a request for withdrawal is received. We reserve the right to defer any payment from the Fixed Account for a period not to exceed 6 months after a request is received.

                                   ARTICLE 5
                                Annuity Options

Section

5.01 You may purchase an annuity option for any Participant or Beneficiary. The annuity option will be purchased using the rates in Article 8 or 9.

5.02   The following annuity options are available:

 . Life annuity/life annuity with fixed period - Annuity Payouts will be made for the life of the Annuitant with no certain period, or with a 10 years certain period, or with a 20 years certain period. Upon the death of the Annuitant, Annuity Payouts will continue to the Beneficiary for the remainder, if any, of the certain period.

 . Joint life annuity/joint life annuity with fixed period - Annuity Payouts will be made for the joint lives of the Annuitant and a Contingent Annuitant of the Annuitant's choice with no certain period, or with 10 years certain period, or with a 20 years certain period. Annuity Payouts continue for the life of the survivor at the death of the Annuitant or Contingent Annuitant. Upon the death of both Annuitants, Annuity Payouts will continue to a Beneficiary for the remainder, if any, of the certain period.

 . Unit refund life annuity - Annuity Payouts will be made for the life of the Annuitant with the guarantee that upon the death of the Annuitant a payout to the Beneficiary will be made of the value of the number of Annuity Units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under the option divided by the Annuity Unit value at the Annuity Commencement Date and (b) is the product of the number of Annuity Units represented by each Annuity Payout and the number of Annuity Payouts paid before death.

 .  Other options may be available as agreed upon in writing by us.

5.03 At the time an annuity option is selected under the provisions of this Contract, you may specify an Annuity Commencement Date and elect, on behalf of the Participant, to have the total Account Value applied to provide a variable Annuity Payout, a fixed Annuity Payout or a combination fixed and variable Annuity Payout.

The amount of Annuity Payout will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant as of the Annuity Commencement Date. A choice may be made to receive payouts once each month, four times each year, twice each year or once each year. The Account Value and Annuity Unit value used to effect Annuity Payouts will be calculated as of the Annuity Commencement Date on the monthly, quarterly, semi-annual or annual anniversary of the Annuity Commencement Date.

For a 100% fixed Annuity Payout, the Annuity Commencement Date must be at least 30 days before the first Annuity Payout date. For a combination fixed and variable Annuity Payout or a 100% variable Annuity Payout, the Annuity Commencement Date will be 14 days before the first Annuity Payout date.

After the Annuity Commencement Date, the Annuity Payout option cannot be changed.

5.04 Article 8 of this Contract illustrates the minimum Annuity Payout amounts and the age adjustments which will be used to determine the monthly Annuity Payouts under a fixed Annuity Payout option. The tables show the dollar amount of the guaranteed monthly Annuity Payout which can be purchased with each $1,000.00 of Account Value, after deduction of any applicable premium tax. Amounts shown use the 1983 'a' Individual Annuity Mortality Table, modified, with an assumed interest rate of return of 3.00% per year and a 2.00% expense load.

5.05 Article 9 of this Contract illustrates the minimum Annuity Payout amounts and the age adjustments which will be used to determine the first monthly Annuity Payout under a variable Annuity Payout option. The tables show the dollar amount of the first monthly Annuity Payout which can be purchased with each $1,000.00 of Account Value, after deduction of any applicable premium taxes. Amounts shown use the 1983 'a' Individual Annuity Mortality Table, modified, with an assumed interest rate of return of 5.00% per year and a 2.50% expense load.

5.06 To determine the amount of the variable Annuity Payouts after the first payout, the first variable Annuity Payout is subdivided into components each of which represents the product of: (a) the percentage elected by you on behalf of the Participant of a specific Subaccount, the performance of which will determine future variable Annuity Payouts, and (b) the entire first variable Annuity Payout. Each variable Annuity Payout after the first payout attributable to a specific Subaccount will be determined by multiplying the Annuity Unit value for that Subaccount on the monthly, quarterly, semi-annual or annual anniversary of the Annuity Commencement Date by the number of Annuity Units attributable to that Subaccount. The number of Annuity Units for each specific Subaccount is determined by dividing the component of the first payout attributable to that Subaccount as described previously by the Annuity Unit value for that Subaccount on the Annuity Commencement Date. The total variable Annuity Payout will be the sum of the payouts attributable to each Subaccount.

5.07 The Annuity Unit value for any Valuation Period for any Subaccount is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of (a) 0.999866337 raised to a power equal to the number of days in the current Valuation Period and (b) is the Accumulation Unit value of the same Subaccount for this Valuation Period divided by the Accumulation Unit value of the same Subaccount for the immediately preceding Valuation Period.

5.08 The valuation of all assets in the Subaccount will be determined in accordance with the provisions of applicable laws, rules and regulations. The method of determination by us of the value of an Accumulation Unit and of an Annuity Unit will be conclusive upon the Participant and any recipient of a death benefit, if any.

5.09 We guarantee that the dollar amount of each installment after the first will not be affected by variations in mortality experience from mortality assumptions on which the first installment is based.

5.10 After the Annuity Commencement Date, if any portion of the Annuity Payout is a variable Annuity Payout, the Participant may direct a transfer of assets from one Subaccount to another Subaccount or to a fixed Annuity Payout. These transfers will be limited to 3 times per Contract Year. A fixed Annuity Payout may not be changed to a variable Annuity Payout.

A transfer from one Subaccount to another Subaccount will result in the purchase of Annuity Units in one Subaccount, and the redemption of Annuity Units in the other Subaccount. Such a transfer will be effected at Annuity Unit values calculated at the end of the Valuation Period during which the transfer request is received at our Home Office. The valuation of Annuity Units is described in
Section 3.08. A transfer from one Subaccount to a fixed Annuity Payout will result in the redemption of Annuity Units in one Subaccount and the purchase of a fixed Annuity Payout.

5.11 If the annuity option chosen results in Annuity Payouts of less than $50.00 per month, the frequency will be changed so that Annuity Payouts will be at least $50.00.

5.12 A certificate will be issued to the Annuitant showing the amount and terms of the purchased annuity.

5.13 No annuity option may be assigned or attached, except, if applicable, those benefits assigned or attached by a Qualified Domestic Relations Order under Section 414(p) of the Code, or pursuant to a Federal Tax Levy under Section 6331 of the Code.

5.14 If we receive proof that a person receiving Annuity Payouts under this Contract is legally or mentally incompetent, the Annuity Payouts may be made to any person deemed a legal representative by a court of competent jurisdiction.

5.15 We will require satisfactory proof of each Annuitant's age. If it is later proven to us that the Annuitant's age has been misstated, the Annuity Payouts will be adjusted. Any underpayouts already made by us will be made up immediately and any overpayouts already made by us will be charged against the Annuity Payouts falling due after the adjustment.

5.16 The Annuitant may name the Beneficiary or Contingent Annuitant for any purchased annuity option. The Annuitant may change the Beneficiary at any time without the consent of the previous Beneficiary unless the previous designation provides otherwise. However, if the Annuitant is married, the Annuitant's spouse must agree in writing to another person being named Beneficiary or Contingent Annuitant. The change is effective when written notice is received by us. The annuity option or the Contingent Annuitant may not be changed. The Beneficiary or the Contingent Annuitant does not have the right to name the Beneficiary.

5.17 If the Annuitant dies and there is no named Beneficiary living at the time of the Annuitant's death, the Annuitant's estate will be paid any remaining guaranteed Annuity Payouts, under a period certain annuity option, in one lump sum. If the named Beneficiary is receiving guaranteed Annuity Payouts and dies, the remaining Annuity Payouts will be paid in one lump sum to the contingent Beneficiary if living at the time of the Beneficiary's death. Payment will otherwise be made to the Beneficiary's estate. Lump sum Annuity Payouts will equal the discounted guaranteed payouts at the interest rate then being credited under Section 3.04, compounded annually.

5.18 We may, at any time, require proof that any payee under this Contract is living when payout is contingent upon survival of that payee.

                                   ARTICLE 6
                            Contract Discontinuance

Section

6.01 You may discontinue this Contract at any time by giving written notice to us at our Home Office. The Contract will be deemed discontinued on the later of the Valuation Date you specify or the Valuation Date that the written notice is received by us.

6.02 We may give you written notice that this Contract is to be discontinued if the Plan does not qualify for special tax treatment under Sections 401(a), 403(a), 403(b), 414(d) or 457 of the Code. Discontinuance pursuant to this
Section 6.02 will be effective as of a Valuation Date specified by us, provided you are given at least 15 days advance written notice in which to cure any remediable defaults. Discontinuance by us supercedes any date established under
Section 6.01.

6.03   As of the date this Contract is discontinued under either Section 6.01 or
Section 6.02 above, no additional Contributions, transfers or withdrawals will be permitted except as provided in this Article.

6.04 Subject to applicable regulatory requirements, as of the discontinuance date the Account Value will be paid in accordance with the provisions of Section 4.07.

6.05 All payments will be made by check or by Federal wire, if we receive adequate information to institute the wire, to a Plan trustee or a financial institution as specified by you. We may rely on your notice to transfer funds to a specified party. We do not need to verify that the specified party has the right to receive any payments.

6.06 The Contract will terminate when there is no Account Value remaining under this Contract.

                                   ARTICLE 7
                               General Provisions

Section

7.01 This Contract, together with your attached application and any riders or endorsements, constitutes the entire Contract between you and us.

7.02 We may rely on any action or information provided by you under the terms of this Contract and will be relieved and discharged from any further liability to any party in acting at the direction and upon the authority of you. All statements made by you shall be deemed representations and not warranties.

7.03 Except as allowed by the Plan or applicable law, neither this Contract nor the Participant's interest in this Contract may be transferred, sold, assigned, discounted or pledged, either as collateral for a loan or as security for the performance of an obligation or for any other purpose.

7.04 We may prohibit new Participants under this Contract if we discontinue offering this Contract form to the public. This is termed deactivation. If we deactivate this Contract, we will deactivate all contracts of this class issued to other contractowners. The date of deactivation will be effective as of a Valuation Date specified by us, provided you are given at least 90 days advanced written notice. For purposes of this Section 7.04 new Participants will mean any Participant whose Plan contributions you were not remitting to this Contract prior to our notice of deactivation.

7.05 We have the right to amend this Contract to maintain this Contract under applicable local, State or Federal laws or regulations.

7.06 We and you may also mutually agree to amend this Contract. The consent of any Participant, Annuitant or Beneficiary is not required.

7.07 Any change to this Contract must be in writing and signed by the President, Vice President, Secretary or an Assistant Secretary of Lincoln Life.

7.08 This Contract is subject to the incontestability laws of the state in which it is delivered.

7.09 We are not liable to provide sufficient funds to provide the Plan's benefits.

7.10 No suit may be brought in relationship to this Contract unless it is brought within 3 years after the date on which the suit could have first been brought. If this limitation is prohibited by the laws of the state by which the Contract is governed, this limitation shall be deemed to be amended to agree with the minimum period of limitation permitted by those laws.

7.11 The failure on our part to perform or insist upon the strict performance of any provision or condition of the Contract will neither constitute a waiver of our rights to perform or require performance of such provision or condition, nor stop us from exercising any other rights it may have in such provision, condition, or otherwise in this Contract or any Plan.

7.12 If any provision of this Contract is determined to be invalid, the remainder of the provisions shall remain in full force and effect.

7.13 Federal, state or local government premium tax, if applicable, will be deducted from either the Contribution when received or at time of withdrawal or annuitization.

7.14 If you have any questions concerning this Contract, please contact your Lincoln Life representative or our Servicing Office at [(800) 341-0441].

7.15 Any notice required by this Contract must be delivered to us at our Servicing Office: [The Lincoln National Life Insurance Company, P.O. Box 9740, Portland, Maine 04104-5001]; and notices to you will be delivered to you at the address shown on our records.

                                   ARTICLE 8
             ANNUITY PURCHASE RATES UNDER A VARIABLE PAYOUT OPTION

            DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                   PURCHASED WITH EACH $1,000 APPLIED
------------------------------------------------------------------------
                         SINGLE LIFE ANNUITIES
------------------------------------------------------------------------
                         No             120           240
                       Period         Months        Months        Cash
           Age         Certain        Certain       Certain      Refund
------------------------------------------------------------------------
           55          $ 5.15         $ 5.12        $ 5.02       $ 5.04
           56            5.22           5.19          5.07         5.10
           57            5.29           5.25          5.12         5.16
           58            5.37           5.32          5.18         5.22
           59            5.45           5.40          5.24         5.29

           60            5.54           5.48          5.29         5.36
           61            5.63           5.56          5.35         5.43
           62            5.73           5.65          5.42         5.51
           63            5.84           5.75          5.48         5.59
           64            5.95           5.85          5.54         5.68

           65            6.07           5.96          5.60         5.78
           66            6.21           6.07          5.67         5.88
           67            6.35           6.19          5.73         5.98
           68            6.50           6.32          5.79         6.09
           69            6.66           6.45          5.85         6.21

           70            6.84           6.60          5.91         6.34
------------------------------------------------------------------------

------------------------------------------------------------------------
                      JOINT AND SURVIVOR ANNUITIES
------------------------------------------------------------------------
    Joint and Full to Survivor             Joint and Two-Thirds Survivor
------------------------------------------------------------------------
          Certain Period                          Certain Period
------------------------------------------------------------------------
                 120         240     Joint              120         240
      None      Months     Months     Age     None     Months     Months
------------------------------------------------------------------------
      $4.82     $4.82      $4.81       55    $5.16    $5.13       $5.03
       4.87      4.87       4.85       56     5.23     5.19        5.08
       4.92      4.92       4.90       57     5.30     5.26        5.13
       4.98      4.98       4.96       58     5.38     5.33        5.18
       5.04      5.04       5.01       59     5.46     5.41        5.24

       5.11      5.10       5.07       60     5.54     5.49        5.30
       5.18      5.17       5.13       61     5.64     5.57        5.36
       5.25      5.25       5.19       62     5.74     5.66        5.42
       5.33      5.32       5.26       63     5.84     5.75        5.48
       5.42      5.41       5.32       64     5.96     5.86        5.54

       5.51      5.50       5.39       65     6.08     5.96        5.61
       5.60      5.59       5.46       66     6.21     6.07        5.67
       5.71      5.70       5.54       67     6.35     6.19        5.73
       5.82      5.80       5.61       68     6.50     6.32        5.79
       5.95      5.92       5.68       69     6.66     6.45        5.85

       6.08      6.05       5.75       70     6.83     6.59        5.91
------------------------------------------------------------------------

Age Adjustment Table

Year of Birth           Adjustment to Age  Year of Birth  Adjustment to Age
----------------------  -----------------  -------------  -----------------

Before 1920                  + 2             1960-1969         - 3
 1920-1929                   + 1             1970-1979         - 4
 1930-1939                     0             1980-1989         - 5
 1940-1949                   - 1             1990-1999         - 6
 1950-1959                   - 2                ETC.           ETC.

                                   ARTICLE 9
               ANNUITY PURCHASE RATES UNDER A FIXED PAYOUT OPTION

            DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                   PURCHASED WITH EACH $1,000 APPLIED
------------------------------------------------------------------------
                         SINGLE LIFE ANNUITIES
------------------------------------------------------------------------
                         No            120            240
                       Period         Months         Months      Cash
           Age         Certain        Certain        Certain    Refund
------------------------------------------------------------------------
           55           $4.01          $ 3.99        $ 3.91     $ 3.89
           56            4.08            4.06          3.97       3.95
           57            4.16            4.13          4.03       4.01
           58            4.24            4.21          4.09       4.08
           59            4.33            4.29          4.15       4.15

           60            4.42            4.38          4.22       4.18
           61            4.52            4.47          4.29       4.26
           62            4.62            4.56          4.36       4.34
           63            4.73            4.66          4.43       4.42
           64            4.85            4.77          4.50       4.51

           65            4.97            4.89          4.57       4.60
           66            5.11            5.01          4.64       4.69
           67            5.25            5.13          4.71       4.79
           68            5.41            5.27          4.78       4.90
           69            5.57            5.41          4.85       5.01

           70            5.75            5.56          4.91       5.13
------------------------------------------------------------------------


------------------------------------------------------------------------
                      JOINT AND SURVIVOR ANNUITIES
------------------------------------------------------------------------
    Joint and Full to Survivor             Joint and Two-Thirds Survivor
------------------------------------------------------------------------
          Certain Period                          Certain Period
------------------------------------------------------------------------
                120         240    Joint                120        240
      None     Months     Months    Age      None     Months     Months
------------------------------------------------------------------------
      $ 3.69   $ 3.69      $3.68    55     $ 4.02     $ 4.00     $ 3.91
        3.75     3.75       3.73    56       4.09       4.07       3.97
        3.81     3.81       3.79    57       4.17       4.14       4.03
        3.87     3.87       3.85    58       4.25       4.22       4.09
        3.94     3.94       3.91    59       4.33       4.30       4.16

        4.01     4.01       3.98    60       4.43       4.38       4.22
        4.09     4.08       4.05    61       4.52       4.47       4.29
        4.17     4.16       4.12    62       4.63       4.57       4.36
        4.25     4.25       4.19    63       4.74       4.67       4.43
        4.34     4.34       4.26    64       4.85       4.78       4.50

        4.44     4.43       4.34    65       4.98       4.89       4.57
        4.54     4.54       4.42    66       5.11       5.01       4.64
        4.66     4.64       4.50    67       5.26       5.13       4.71
        4.77     4.76       4.58    68       5.41       5.27       4.78
        4.90     4.88       4.66    69       5.57       5.41       4.85

        5.04     5.01       4.74    70       5.75       5.55       4.91
------------------------------------------------------------------------

Age Adjustment Table

Year of Birth           Adjustment to Age  Year of Birth  Adjustment to Age
----------------------  -----------------  -------------  -----------------

Before 1920                   + 2            1960-1969          - 3
 1920-1929                    + 1            1970-1979          - 4
 1930-1939                      0            1980-1989          - 5
 1940-1949                    - 1            1990-1999          - 6
 1950-1959                    - 2              ETC.             ETC.


                [LOGO OF LINCOLN NATIONAL LIFE INSURANCE CO.]
                    A part of LINCOLN NATIONAL CORPORATION
              1300 South Clinton Street, Fort Wayne, Indiana 46802


                            ACTIVE LIFE CERTIFICATE



Contractowner:  [The Trustees of A.B.C. Company Pension Trust]

Group Annuity Contract Number:  [Specimen]

Contract Effective Date:  [August 1, 1998]

Employer:  [A.B.C. Company]

Plan:  [A.B.C. Company Pension Plan]


Lincoln Life will provide you with the benefits described in this certificate, under the terms of the Group Annuity Contract. Your benefits described in this certificate may be subject to Contractowner approval under the terms of the Plan named above. This certificate summarizes but does not alter or void the terms of the Contract between the Contractowner and Lincoln Life. This certificate replaces any certificates previously issued to you as a Participant regarding this Contract.


20 DAY RIGHT TO EXAMINE THIS CERTIFICATE - You may choose not to participate in this Contract within 20 days of receiving this certificate. You must return this certificate to Lincoln Life and state in writing that you do not wish to participate in this Contract. However, if this is not the first certificate you have received under this Contract, the free-look period does not apply. Lincoln Life will refund the value of any Contributions allocated to the Variable Account and/or the Fixed Account.


PROVIDED BY THIS ALL VALUES CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

CERTIFICATE SPECIFICATIONS
--------------------------

VARIABLE ACCOUNT:

Lincoln Life Variable Annuity Account Q. Contributions may be directed to any of the available Subaccounts, subject to limitations. See VARIABLE ACCOUNT. The amounts allocated to each Subaccount will be invested at net asset value in the shares of one of the regulated investment companies. The Subaccounts are:

1.  [Equity 500 Index]
2.  [Small Cap Index]
3.  [Capital Asset]
4.  [AVIS International]
5.  [AVIS Global Growth]
6.  [DGPF Growth & Income]
7.  [DGPF Global Bond]
8.  [International]
9.  [DGPF Trend]
10. [VIP Contrafund]
11. [VIP Growth]
12. [Equity-Income]
13. [Capital Appreciation]
14. [Aspen Worldwide Growth]
15. [Money Market]
16. [Bond]
17. [Managed]
18. [Aggressive Growth]
19. [AMT Partners]
20. [AMT MidCap Growth]
21. [Global Asset Allocation]
22. [Growth & Income]
23. [Social Awareness]
24. [Special Opportunities]

See the VARIABLE ACCOUNT provision of this certificate for provisions governing any substitution or elimination of Subaccounts.

ANNUAL MORTALITY AND EXPENSE RISK CHARGE: [1.002%]
This charge is applicable to the Subaccounts under the Variable Account.

FIXED ACCOUNT GUARANTEED INTEREST RATE: [3.00%]

ANNUAL ACCOUNT CHARGE: [$25.00]
On the last day of the Participant Year, the Account Charge will be deducted from the Account Value. Such amount will be deducted from the Account Value on a pro rata basis based on the balances held on such date in the Fixed Account and Variable Account. The full account charge will be deducted upon withdrawal of the entire Account Value.

CONTINGENT DEFERRED SALES CHARGE (CDSC):

Withdrawal During
Contract Year       1      2      3       4       5       6       7       8       9       10+

CDSC (as a         [6%]   [6%]   [6%]    [6%]    [5%]    [4%]    [3%]    [2%]    [1%]    [0%]
percentage of
withdrawal amount)

There will be no CDSC after the Contract has been in force for [9] complete Contract Years.

LIMITATIONS ON TRANSFERS AND WITHDRAWALS:

a) A transfer of funds may be directed from one Subaccount to another Subaccount or to the Fixed Account.

b) A transfer from the Fixed Account or a withdrawal from the Fixed Account for any reason not specified in (e) will be subject to the following limitations:

   Periodic Elective Transfers or Withdrawals - The cumulative percentage limit available under this paragraph (b) for a transfer or withdrawal is 20% in any 365 day period. The cumulative percentage is the sum of all transfers and withdrawals under this paragraph (b), in the preceding 364 day period plus the amount to be transferred or withdrawn under this paragraph (b), divided by the then current Account Value in the Fixed Account. A cumulative percentage exceeding 20% in any 365 day period will not be allowed.

   Systematic Transfers or Withdrawals - A scheduled transfer or withdrawal of the entire Account Value in the Fixed Account may be elected over a 5 year period. The timing and percentage of each transfer or withdrawal is indicated in the following schedule.

   Transaction dates            Percentage eligible for transfer or withdrawal

   Initial date                 20% of the balance on such date.
   First Anniversary            20% of the balance on such date.
   Second Anniversary           25% of the balance on such date.
   Third Anniversary            33% of the balance on such date.
   Fourth Anniversary           50% of the balance on such date.
   Fifth Anniversary           100% of the balance on such date.

   If Systematic Transfers or Withdrawals are elected, Periodic Elective Transfers or Withdrawals will not be available during the period of scheduled payments. This election may at any time after the initial date be rescinded. In this event, Periodic Elective Transfers or Withdrawals will not be available until the 1 year anniversary of the last Systematic Transfer or Withdrawal made before rescinding the election.

   If Systematic Transfers or Withdrawals are elected and a Periodic Elective Transfer or Withdrawal was made within the last 364 day period, the payment due on the initial date will be reduced by the sum of any Periodic Elective Transfer or Withdrawal made within the last 364 day period.

   If Systematic Transfers or Withdrawals are elected, no further Contributions may be allocated to the Account Value in the Fixed Account unless the election is rescinded.

c) Subject to the following provisions and the limitations set forth in paragraph (b), a partial withdrawal, without being subject to CDSC, of the Account Value may be requested during the Contract Year for any reason other than those specified in paragraph (e).

   The cumulative percentage limit available under this paragraph (c) for partial withdrawal, without being subject to the CDSC, is 20% in any Contract Year. The cumulative percentage is the sum of all withdrawals under this paragraph (c) during the Contract Year plus the amount to be withdrawn under this paragraph (c) divided by the then current Account Value.

   Partial withdrawals under this paragraph (c) exceeding the 20% cumulative percentage will be subject to the CDSC.

d) If you request 100% of the Account Value for any reason other than those specified in paragraph (e), the Account Value will be distributed as follows:

   * 100% of the Account Value in the Variable Account will be subject to the CDSC and will be paid in a cash payment as provided in the WITHDRAWAL provision of this certificate.

   * The Account Value in the Fixed Account will be paid in accordance with the Systematic Withdrawal Schedule over a 5 year period as provided in paragraph (b) of this certificate. 100% of each scheduled withdrawal will be subject to the CDSC.

e) Withdrawals of Account Value will be allowed during the life of the Contract without being subject to CDSC, if the withdrawal is for one of the following reasons:

   * Participant's death, disability, retirement or termination of employment, excluding termination of employment due to Plan termination, plant shutdown, or any other program instituted by the Participant's employer which would reduce the work force by more than 20%.

   * Participant hardship situation as allowed by the Plan.

   * To purchase an annuity option under the Contract on behalf of the Participant or their Beneficiary.

   * Pursuant to a Qualified Domestic Relations Order (QDRO).

   A withdrawal from the Account Value for any reason outlined in this paragraph
   (e) is not subject to the provisions of paragraph (b), (c) or (d).

LOAN SET-UP CHARGE: [$35.00]

SPECIAL TERMS
-------------

Account Value - Value maintained under the Contract on your behalf. The value may be maintained in either the Fixed Account, the Variable Account or both, depending on allocations.

Accumulation Unit - A unit of measure used to calculate the variable Account Value during the accumulation period.

Annuitant and Contingent Annuitant - The persons upon whose lives the Annuity Payouts made after the Annuity Commencement Date will be based.

Annuity Commencement Date - The Valuation Date when money is withdrawn for payment of Annuity Payouts under the annuity option selected.

Annuity Payout - An amount paid at regular intervals under one of several options available to the Annuitant and/or any other payee. This amount may be paid on a variable or fixed basis, or a combination of both.

Beneficiary - The person or entity designated by a Participant under a 403(b) Plan that is not subject to ERISA or an Annuitant to receive a death benefit, if any, payable upon the death of the Participant or the Annuitant.

Code - This is the Internal Revenue Code of 1986, as amended.

Contingent Deferred Sales Charge (CDSC) - This charge is assessed on certain premature withdrawals of the Account Value, calculated according to the Contract provisions.

Contract - The agreement between the Contractowner and Lincoln Life providing a variable annuity to fund the Plan.

Contractowner - The Contractowner named on the cover of this certificate.

Contract Year - This is the 12 month period which begins on the Contract effective date or on the anniversary of the effective date.

Contributions - Amounts paid into the Contract to purchase an annuity.

December 31, 1988 Grandfathered Balance - This is the balance that is available for withdrawal, under a 403(b) plan, without meeting an otherwise distributable event such as death, disability, termination of employment or attainment of age 59 1/2.

ERISA - This is the Employee Retirement Income Security Act of 1974.

Fixed Account - An account established for the Contract by Lincoln Life which is a part of the general assets of Lincoln Life.

Funds - Any of the mutual funds into which Contributions allocated to the Variable Account are indirectly invested.

Home Office - The Lincoln National Life Insurance Co., 1300 South Clinton Street, Fort Wayne, Indiana 46802 or an institution designated by us.

Lincoln Life (we, us, our) - The Lincoln National Life Insurance Co.

Net Asset Value Per Share - The value of a Fund or Series share calculated in accordance with the Fund's or Series' prospectus.

Participant (you, your) - A person defined as a Participant in the Plan, who has enrolled under the Contract and Lincoln Life maintains an Account Value.

Participant Year - This is the 12 month period, which begins on the date that we receive the first Contribution on behalf of that Participant under this Contract and on each 1 year anniversary, thereafter.

Pending Allocation Account - This is an account established under the Variable Account that invests Contributions received without allocation instructions in shares of a money market mutual fund.

Plan - The Plan or arrangement named on the cover of this certificate, which includes any employer based arrangement whether or not considered a plan under State or Federal law.

Series - Any of the underlying portfolios of a Fund in which Contributions allocated to the Variable Account are indirectly invested.

Servicing Office - All correspondence and inquiries should be submitted to our Servicing Office: [P.O. Box 9740, Portland, Maine 04104-5001].

Subaccount - That portion of the Variable Account which invests in shares of a particular Fund or Series. There is a separate Subaccount that corresponds to each Fund and Series.

Valuation Date - Each day the New York Stock Exchange (NYSE) is open for trading and we are open for business.

Valuation Period - The period commencing at the close of trading on the NYSE on a Valuation Date and ending at the close of trading on the NYSE on the next succeeding Valuation Date.

Variable Account - The segregated investment account into which Lincoln Life sets aside and invests the variable assets attributable to this variable annuity Contract.

PURCHASE PAYMENTS
-----------------

Contributions under the Contract may be allocated to the Variable Account and/or the Fixed Account in 1% increments.

If complete allocation instructions have not been received by us in order for us to perform our duties under the Contract, we will direct such Contributions to the Pending Allocation Account as described in the SPECIAL TERMS.

We will follow up with the Contractowner monthly for a period of 90 days for allocation instructions for Account Value in the Pending Allocation Account as described in the SPECIAL TERMS.

Within 2 business days of receipt of complete allocation instructions, the Account Value in the Pending Allocation Account will be transferred to the accounts as instructed.

If allocation instructions are not received after the 90 days notice, we will refund to the Contractowner, the Contributions in the Pending Allocation Account together with earnings thereon

(unless applicable ERISA requirements preclude return on earnings) within 105 days of the date of receipt of the initial Contribution.

The Pending Allocation Account will only be used for the purpose mentioned in this section; you or the Contractowner may not direct a portion of Contributions to this Subaccount. Contributions directed to the Pending Allocation Account will not be afforded the same rights as Contributions under the Contract. The following provisions under this certificate will not be applicable: the Account Charge described in the CERTIFICATE SPECIFICATIONS, TRANSFERS, WITHDRAWALS, ANNUITY OPTIONS and LOAN.

Contributions in any one Contract Year, which exceed twice the amount of Contributions made in the first Contract Year may be made only with our permission. If Contributions are stopped, the Account Value will remain in force as paid-up. Contributions may resume at any time until the Annuity Commencement Date, a request to withdraw the entire Account Value or payment of any death benefit, whichever comes first.

FIXED ACCOUNT
-------------

Interest will be credited daily on the Account Value in the Fixed Account. The rate of interest credited each day, if compounded for 365 days, yields the annual interest rate in effect for the day. We guarantee that we will credit interest on Account Value in the Fixed Account at an effective annual rate not less than the rate shown in the CERTIFICATE SPECIFICATIONS, during all years.

Interest rates for each quarter will be declared and made available reasonably in advance of that quarter.

Contributions received in any quarter will earn interest at the declared rate for that quarter [plus [1.00%]] and the next three quarters. When Contributions are beyond the initial four-quarter period, they will earn interest at the portfolio rate. The portfolio rate is declared for the coming quarter and is in effect only for that quarter. Interest rates applicable to contract loan principal are declared for the coming quarter and are in effect only for that quarter.

VARIABLE ACCOUNT
----------------

Contributions may be allocated to a maximum of [10] Subaccounts, or to a maximum of [9] Subaccounts and the Fixed Account. The Contributions allocated to each Subaccount will be applied to purchase Accumulation Units at the Accumulation Unit value next calculated after receipt at our Home Office.

We reserve the right to eliminate the availability of the shares of any Fund or Series and substitute the securities of a different investment company if the shares of a Fund or Series are no longer available for investment, or, if in our judgement, any Fund or Series should become inappropriate in view of the purposes of the Contract. We may add a Subaccount investing in a new Fund or Series. We will give the Contractowner written notice of the elimination or substitution of any Fund or Series no later than 15 days after the substitution occurs. Any such eliminations, substitutions or additions will be subject to compliance with any applicable regulatory requirements.

We will use each Contribution allocated to the Variable Account to buy Accumulation Units in the Subaccount(s) selected by you. The number of Accumulation Units bought will be determined by dividing the amount directed to the Subaccount by the dollar value of an Accumulation Unit in that Subaccount as of the end of the Valuation Period during which the Contribution is received at our Home Office. The number of Accumulation Units held for the Variable Account will not be changed by any change in the dollar value of Accumulation Units in any Subaccount.

The value of a Subaccount on any Valuation Date is the number of Accumulation Units in the Subaccount multiplied by the value of an Accumulation Unit of the Subaccount at the end of the Valuation Period.

Contributions allocated to the Variable Account are converted into Accumulation Units. The number of Accumulation Units resulting from each Contribution is equal to the Contribution divided by the value of an Accumulation Unit for the Valuation Period during which the Contribution is allocated to the Variable Account. The Accumulation Unit value for each Subaccount was or will be arbitrarily established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. The Accumulation Unit value for a Subaccount for any later Valuation Period is determined as follows.

1. The total value of Fund or Series shares held in the Subaccount is calculated by multiplying the number of Fund or Series shares owned by the Subaccount at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund or Series at the end of the Valuation Period, and adding any dividend or other distribution of the Fund or Series if an ex-dividend date occurs during the Valuation Period; minus

2. The liabilities of the Subaccount at the end of the Valuation Period; such liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the Variable Account; and

3. The result of 2. is divided by the outstanding number of Accumulation Units in the Subaccount at the beginning of the Valuation Period.

The daily charges imposed on a Subaccount for any Valuation Period are equal to the mortality and expense risk charge for the number of calendar days in the Valuation Period.

The assets of the Variable Account equal to its reserves and other liabilities will not be charged with the liabilities arising from any other part of our business.

The Accumulation Unit value may increase or decrease the dollar value of benefits under the Contract.

TRANSFERS
---------

A transfer of Account Value will be subject to the provisions outlined under the LIMITATIONS ON TRANSFERS AND WITHDRAWALS in the CERTIFICATE SPECIFICATIONS of this certificate.

A transfer request may be in writing, or by telephone provided we have received the appropriate authorization from the Contractowner. Amounts transferred to the Subaccount(s) will purchase Accumulation Units as described in the VARIABLE ACCOUNT provision of this certificate.

There may not be more than one transfer in any 30 day period. We reserve the right to further limit the number of transfers.

There is no charge for a transfer. However, we reserve the right to impose a charge in the future for any transfers.

A transfer among Subaccounts will result in the purchase of Accumulation Units in one Subaccount and the redemption of Accumulation Units in the other Subaccount. Such a transfer will be effected at Accumulation Unit values calculated at the end of the Valuation Period during which the transfer request is received at our Home Office. The valuation of Accumulation Units is described in the VARIABLE ACCOUNT provision of this certificate.

WITHDRAWALS
-----------

A withdrawal of Account Value will be subject to the provisions outlined under LIMITATIONS ON TRANSFERS AND WITHDRAWALS in the CERTIFICATE SPECIFICATIONS of this certificate.

All withdrawal requests must be submitted in writing to us. A withdrawal request must be authorized by the Contractowner. If you are a Participant under a 403(b) plan that is not subject to ERISA you may authorize a withdrawal request. Withdrawals will be effected at Accumulation Unit values calculated at the end of the Valuation Period during which we receive written request at our Home Office. We reserve the right to require proof of the event giving rise to any withdrawal under this certificate.

Any cash payment will be mailed from our Home Office within 7 days after the date of withdrawal; however, we may be permitted to defer payments from the Variable Account under the Investment Company Act of 1940, as amended, as in effect at the time a request for withdrawal is received. We reserve the right to defer any payment from the Fixed Account for a period not to exceed 6 months after a request is received.

ANNUITY OPTIONS
---------------

Upon request, we will quote for you the amounts of Annuity Payouts under the various annuity options available under the Contract. You may select either a variable Annuity Payout, a fixed Annuity Payout or a combination fixed and variable Annuity Payout.

A fixed Annuity Payout is an annuity option which we guarantee the amount of each Annuity Payout as long as the annuity is payable. A minimum fixed Annuity Payout will be purchased using the 1983 'a' Individual Annuity Mortality Table, modified, with an assumed interest rate of return of 3.00% per year and a 2.00% expense load.

A variable Annuity Payout is an annuity option with Annuity Payouts that increase, decrease or remain the same in accordance with the investment results of the applicable Subaccount. A minimum variable Annuity Payout will be purchased using the 1983 'a' Individual Annuity Mortality Table, modified, with an assumed interest rate of return of 5.00% per year and a 2.50% expense load. We will require satisfactory proof of your age. If it is later proven to us that your age has been misstated, the Annuity Payouts will be adjusted. Any underpayouts already made by us will be made up immediately and any overpayouts already made by us will be charged against the Annuity Payouts falling due after the adjustment.

We will provide you with a retirement certificate when Annuity Payouts begin. The certificate will be issued showing the amount and terms of the purchased annuity.

LOAN
----

Prior to your Annuity Commencement Date, if permitted by the Plan and the Contractowner, you may apply for a loan under the Contract. We will loan, upon written application and assignment of the Account Value equal to the loan amount as security for the loan, a sum which will not be less than $1,000.00. The Account Value which is assigned to us as security for the loan must be allocated to the Fixed Account. For purposes of applying the transfer and withdrawal provisions of LIMITATIONS ON TRANSFERS AND WITHDRAWALS in the CERTIFICATE SPECIFICATIONS of this certificate, any amount allocated to the Fixed Account as security for a loan will be included in the calculation of Fixed Account Value. However, neither withdrawals nor transfers from the Fixed

Account are allowed to the extent that such a withdrawal or transfer would cause the Fixed Account to be less than any outstanding loan.

Unless otherwise restricted by the Plan, the maximum loan amount is generally equal to 50% of the vested Account Value, not to exceed a total of $50,000.00 on all outstanding loans you may have under all plans. If there has been a loan in the preceding 12 month period, the $50,000.00 maximum loan limit is reduced by the excess of the highest outstanding balance of loans during the preceding 12 month period over the outstanding current loan balance. You may have only one loan outstanding at any time under the Contract.

The loan rate is adjustable, which means that it may change from time to time. A loan's initial interest rate will be based on the declared interest rate in effect at the time a loan is established. The declared interest rate will be determined quarterly and will be equal to Moody's Corporate Bond Yield monthly average for the calendar month two months prior to the fist day of each calendar quarter, rounded down to the next 0.25%. If the average is no longer made available, then the declared interest rate will be a comparable rate acceptable to the regulatory authorities.

At the beginning of each calendar quarter, we will compare each loan's interest rate to the then current declared interest rate. If the then current declared interest rate is less than the loan's interest rate by .50% or more, the loan's interest rate will be decreased to equal the then current declared interest rate. The loan's interest rate will remain unchanged if the then current declared interest rate differs from the loan's interest rate by less than .50%. The loan rate for an existing loan may decrease, but it will never increase.

During the existence of a contract loan, the amount of the contract loan principal in the Fixed Account will earn interest at an effective annual rate of not less than [3.00%]. The interest rates applicable to contract loan principal will be declared quarterly, in advance of each quarter, and will be in effect only for that quarter.

Loan payments of principal and interest must be paid in level amortized payments, either monthly or quarterly. The loan must be repaid within 5 years unless it is being used to purchase a principal residence for you in which case the loan must be repaid within 20 years or less. The contract loan may be repaid in full at any time while the Contract in force and prior to the Annuity Commencement Date.

If the required loan payment is not paid in full within 90 days after the date the payment is due, the total outstanding loan balance will be determined to be in default. Following the 90-day grace period the defaulted amount will first be deducted from the Account Value equal to your December 31, 1988 Grandfathered Balance. In addition, if allowed by the Plan, any amounts equal to employer Contributions and earnings on those Contributions will be deducted from the Account Value following the 90-day period. Any remaining defaulted amount will be deducted from the Account Value when one of the following events occur: termination of service with the employer, attainment of age 59 1/2, disability, or death.

The amounts and terms of a loan may be subject to the restrictions imposed under 72(p) of the tax code, Title 1 of ERISA, and any applicable plan.

We will charge a loan set-up charge as specified in the CERTIFICATE SPECIFICATIONS, each time a loan is established. The amount will be withdrawn from the Account Value.

DEATH BENEFIT
-------------

If you are a Participant under a Plan that is subject to ERISA and die prior to the Annuity Commencement Date, a death benefit may be paid by the Contractowner.

If you are a Participant under a 403(b) Plan that is not subject to ERISA and you die prior to the Annuity Commencement Date, the following provisions will apply to you.

Upon receipt of due proof of death and required claim forms we will pay the Beneficiary, if one is living, a death benefit equal to the Account Value less any outstanding loan balance.

You may designate a Beneficiary. Unless otherwise state in the Beneficiary designation, if there is more than one Beneficiary, they are presumed to share equally.

You may change any Beneficiary unless otherwise provided in the previous designation. A change of Beneficiary will revoke any previous designation. A change may be made by filing a written request, in a form acceptable to us, at our Home Office. The change will become effective upon receipt of the written request by us at our Home Office.

Unless otherwise provided in the Beneficiary designation, if any Beneficiary dies before you, that Beneficiary's interest will go to any other Beneficiaries named, according to their respective interest. If there are no Beneficiaries, the Beneficiary's interest will pass to a contingent Beneficiary(s), if any. If no Beneficiary or contingent Beneficiary survives you, the death benefit will be paid in one sum to your estate.

We will calculate the death benefit as of the end of the Valuation Period during which we receive due proof of death and the election of a form of benefit.

Due proof of death will be a certificate of death, a copy of a certified decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.

All death benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of the Contract to the contrary, no payment of death benefit provided upon your death will be allowed that does not satisfy the requirements of section 401(a)(9) of the Code. All such requirements are herein incorporated by reference.

The death benefit may be paid in a lump sum or under a settlement option then available. If a lump sum settlement is elected, the proceeds will be paid within 7 days of approval by us of the claim. This payment may be postponed as permitted by the Investment Company Act of 1940, as amended.

[Deleted last paragraph. Moved language to 6th paragraph.]

GENERAL PROVISIONS
------------------

The Contract between us and the Contractowner may be changed or amended in accordance with its terms. Such changes do not require you or your Beneficiary's consent. Any change will not adversely affect Contributions received before the effective date of the change unless such change was required by law.

Nothing in the Contract impairs any right granted to you by this certificate or the applicable state insurance code. You may review the Contract by contacting the Contractowner.

A failure by us to insist upon the strict performance of any provision of the Contract will not be construed a waiver of any of our rights for future actions.

The Contract, together with the Contractowner's application and any riders or endorsements, constitutes the entire Contract between the Contractowner and us.

Except as allowed by the Plan or applicable law, the Contract or your interest in the Contract may not be transferred, sold, assigned, discounted or pledged, either as collateral for a loan or as security for the performance of an obligation or for any other purpose.

Federal, state and local government premium tax, if applicable, will be deducted from either the Contribution when received or at time of withdrawal or annuitization.

If you have any questions concerning this certificate, please contact your Lincoln Life representative or our Servicing Office at [800-341-0441].

Any notice required by this certificate must be delivered to us at our Servicing
Office: [The Lincoln National Life Insurance Company, P.O. Box 9740, Portland Maine 04104-5001]; and notices to you will be delivered to you at the address shown on our records.

                                                                    Exhibit 4(i)


                                LINCOLN NATIONAL
                               LIFE INSURANCE CO.

A part of LINCOLN NATIONAL CORPORATION



GROUP ANNUITY CONTRACT


This Contract is issued in consideration of the application of the Contractowner and of the payment of Purchase Payments as provided in the Contract.

This Contract is delivered in the jurisdiction of and is governed by the laws of [State of Contractowner].

             Signed for The Lincoln National Life Insurance Company
                           1300 South Clinton Street
                              Fort Wayne, IN 46802

An A. Boscia, President

Calvin King, Second Vice President

                                   Allocated
         Group Deferred Variable Annuity or Variable and Fixed Annuity
                                Periodic Premium
                                Nonparticipating

ALL VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

                               Table of Contents

Article                                                            Page

     1   Special Terms...........................................     4
     2   Purpose of Contract.....................................     6
     3   Funding.................................................     7
     4   Transfers and Withdrawals...............................     9
     5   Death Benefits..........................................    11
     6   Annuity Options.........................................    12
     7   Contract Loan...........................................    15
     8   Contract Discontinuance.................................    16
     9   General Provisions......................................    17
     10  Annuity Purchase Rates Under a Variable Payment Option..    19
     11  Annuity Purchase Rates Under a Fixed Payment Option.....    20

Form 28883 8/98

Contract Specifications

Contract Number: [Specimen]

Contractowner: [The Trustees of A.B.C. Company Pension Trust]

Effective Date: [August 1, 1998]

Employer: [A.B.C. Company]

Plan: [A.B.C. Company Pension Plan]

VARIABLE ACCOUNT: Lincoln Life Variable Annuity Account Q. There are currently 14 Subaccounts in the Variable Account. Purchase Payments may be directed to any of the available Subaccounts, subject to limitations. The amounts allocated to each Subaccount will be invested at net asset value in the shares of one of the regulated investment companies. The Funds and Series are:

1. [Lincoln National Aggressive Growth Fund]
2. [Lincoln National Bond Fund]
3. [Lincoln National Capital Appreciation Fund]
4. [Lincoln National Equity-income Fund]
5. (Lincoln National Global Asset Allocation Fund]
6. [Lincoln National Growth and Income Fund]
7. [Lincoln National International Fund]
8. [Lincoln National Managed Fund]
9. [Lincoln National Money Market Fund]
10. [Lincoln National Social Awareness Fund]
11. [Lincoln National Special Opportunities Fund]
12. [Trend Series]
13. [Decatur Total Return Series]
14. [Global Bond Series]
See Article 3 for provisions governing any substitution or elimination of Funds or Series.

FIXED ACCOUNT GUARANTEED INTEREST RATE: [3.00%] during all years.

LIMITATIONS ON TRANSFERS AND WITHDRAWALS: See Article 4 for provisions governing the limitations on transfers and withdrawals.

ANNUAL ACCOUNT CHARGE: [$25.00] per account maintained on behalf of a Participant or Contractowner.

ANNUAL MORTALITY AND EXPENSE RISK CHARGE: [1.002%] [This Contract will be eligible for a lower annual Mortality and Expense Risk Charge of [0.75%] if on the last calendar day of any calendar quarter the sum of all Account Value under this Contract equals or exceeds $5 million. The lower charge will be implemented on the calendar quarter-end Valuation Date following the end of the calendar quarter in which the Contract became eligible for the lower charge.]

[OR]

[This Contract will be eligible for a lower annual Mortality and Expense Risk Charge of [0.75%] if on the last calendar day of any calendar quarter the sum of all Account Value under all Contracts issued to [group name] equals or exceeds $5 million. The lower charge will be implemented on all Contracts issued to [group name] on the calendar quarter-end Valuation Date following the end of the calendar quarter in which the Contracts became eligible for the lower charge.]

CONTINGENT DEFERRED SALES CHARGE (CDSC):

Withdrawal During
Contract Year          1     2     3     4     5     6     7     8     9    10+
CDSC (as a           [6]%  [6]%  [6]%  [6]%  [5]%  [4]%  [3]%  [2]%  [1]%  [0]%
percentage of
withdrawal amount)

There will be no other CDSC after the Contract has been in force for [9] complete Contract Years.


LOAN SET-UP CHARGE: [$35.00]

Form 28883 8/98

                                   ARTICLE I
                                 Special Terms

Section

1.01 Account Value - Value held under this Contract. The value may be maintained in either the Fixed Account, the Variable Account or both, depending on allocations.

1.02 Accumulation Unit - A unit of measure used to calculate the variable Account Value during the accumulation period.

1.03 Annuitant and Contingent Annuitant - The persons upon whose lives the Annuity Payouts made after the Annuity Commencement Date will be based.

1.04 Annuity Commencement Date - The Valuation Date when money is withdrawn for payment of Annuity Payouts under the annuity option selected.

1.05 Annuity Payout - An amount paid at regular intervals under one of several options available to the Annuitant and/or any other payee. This amount may be paid on a variable or fixed basis, or a combination of both.

1.06 Annuity Unit - A unit of measure used after the Annuity Commencement Date to calculate the amount of variable Annuity Payout.

1.07 Beneficiary - The person or entity designated by a Participant under a 403(b) plan that is not subject to ERISA or an Annuitant to receive a death benefit, if any, payable upon the death of the Participant or the Annuitant.

1.08    Code - This is the Internal Revenue Code (IRC) of 1986, as amended.

1.09 Contingent Deferred Sales Charge (CDSC) - This charge is assessed on certain premature withdrawals of Account Value, calculated according to the Contract provisions.

1.10 Contract - The agreement between the Contractowner and Lincoln Life providing a variable annuity to fund the Plan.

1.11 Contractowner (you, your) - The Contractowner named in the Contract Specifications.

1.12 Contract Year - This is the 12 month period which begins on the effective date as set forth in the Contract Specifications or on the anniversary of the effective date.

1.13 December 31, 1988 Grandfathered Balance - This is the balance that is available for withdrawal, under a 403(b) plan, without meeting an otherwise distributable event such as death, disability, termination of employment or attainment of age 59 1/2.

1.14    ERISA - This is the Employee Retirement Income Security Act of 1974.

1.15 Fixed Account - An account established for this Contract by Lincoln Life which is a part of the general assets of Lincoln Life.

1.16 Funds - Any of the mutual funds into which Purchase Payments allocated to the Variable Account are indirectly invested.

1.17 Home Office - The Lincoln National Life Insurance Co., 1300 South Clinton Street, Fort Wayne, Indiana 46802 or an institution designated by us.

1.18    Lincoln Life (we, us, our) - The Lincoln National Life Insurance Co.

1.19 Net Asset Value Per Share - The value of a Fund or Series share calculated in accordance with the Fund's or Series' prospectus.

1.20 Participant - A person defined as a Participant in the Plan, who has enrolled under this Contract and on whose behalf Lincoln Life maintains an Account Value.

Form 28883 8/98

1.21 Participant Year - This is a 12 month period which begins on the Participant effective date as set forth in the Active Life Certificate or on the anniversary of the Participant effective date.

1.22 Pending Allocation Account - This is an account established under the Variable Account that invests Purchase Payments received without allocation instructions in shares of a money market mutual fund.

1.23 Plan - The Plan or arrangement named in the Contract Specifications, which includes any employer based arrangement whether or not considered a plan under State or Federal law.

1.24 Purchase Payments - Amounts paid into the Contract to purchase an annuity.

1.25 Series - Any of the underlying portfolios of a Fund in which Purchase Payments allocated to the Variable Account are indirectly invested.

1.26 Subaccount - That portion of the Variable Account which invests in shares of a particular Fund or Series. There is a separate Subaccount that corresponds to each Fund and Series.

1.27 Valuation Date - Each day the New York Stock Exchange (NYSE) is open for trading and we are open for business.

1.28 Valuation Period - The period commencing at the close of trading on the NYSE on a Valuation Date and ending at the close of trading on the NYSE on the next succeeding Valuation Date.

1.29 Variable Account - The segregated investment account into which Lincoln Life sets aside and invests the variable assets attributable to this variable annuity Contract.

Form 28883 8/98

                                   ARTICLE 2
                              Purpose of Contract

Section

2.01 This is a group annuity Contract. This Contract may be used to fund all or part of the Plan's obligation to the Participants.

2.02 The provisions of the Plan control the operation of the Plan. The provisions of the Contract control the operation of the Contract.

2.03 We are not a party to the Plan. The Plan is mentioned merely for reference purposes. Except for the obligations provided under this Contract, we have no liability under the Plan. We are under no obligation under or by reason of issuance of this Contract either (a) to determine whether any payment, distribution or transfer under this Contract complies with the provisions, terms and conditions of the Plan or with applicable law, or (b) to administer the Plan, including without limitation, any provisions required by the Retirement Equity Act of 1984.

2.04 This Contract can be issued in connection with a Plan which meets the requirements of Sections 401(a), 403(a), 403(b), 414(d) or 457 of the Code. We may require evidence of qualification of the Plan.

Form 28883 8/98

                                   ARTICLE 3
                                    Funding

Section

3.01 Account Value will be maintained by us on behalf of each Participant. At your request, Account Value will also be maintained by us for your use under this Contract.

3.02    Purchase Payments must be made to us at our Home Office.

3.03 Purchase Payments under this Contract may be allocated to the Variable Account and/or to the Fixed Account of this Contract in 1% increments.

If complete allocation instructions have not been received by us in order for us to perform our duties under this Contract, we will direct such Purchase Payment to the Pending Allocation Account as described in Section 1.22.

We will follow up with you monthly for a period of 90 days for allocation instructions for Account Values in the Pending Allocation Account.

Within 2 business days of receipt of complete allocation instructions, the Account Value in the Pending Allocation Account will be transferred to the accounts as instructed.

If allocation instructions are not received after the 90 day notice, we will refund the Purchase Payments in the Pending Allocation Account, together with earnings thereon (unless applicable ERISA requirements preclude return on earnings) within 105 days of the date of receipt of the initial Purchase Payment.

The Pending Allocation Account will only be used for the purpose mentioned in this Section 3.03; you or Participants may not direct a portion of Purchase Payments to this Subaccount. Purchase Payments directed to the Pending Allocation Account will not be afforded the same rights as Purchase Payments under this Contract. The following Articles and/or Sections under this Contract will not be applicable: Section 3.13 of this Article 3-Funding, Article 4-Transfers and Withdrawals, Article 6-Annuity Options and Article 7-Contract Loan.

3.04 Purchase Payments in any one Contract Year which exceed twice the amount of Purchase Payments made in the first Contract Year may be made only with our permission. If Purchase Payments are stopped, the Account Values will remain in force as paid-up. Purchase Payments may resume at any time until the Participant's Annuity Commencement Date, a request to withdraw the entire Account Value or payment of any death benefit, whichever comes first.

3.05 We will credit interest daily on the Account Value in the Fixed Account. The rate of interest credited each day, if compounded for 365 days, yields the annual interest rate in effect for the day. We guarantee that we will credit interest on Account Values in the Fixed Account at an effective annual rate not less than [3.00%] during all years. We may credit interest at rates in excess of the guaranteed rate at any time.

Periodically, we will declare an interest rate and the time period for which that interest rate will apply to Purchase Payments received. [This Contract will credit an interest rate for this time period, which will equal the declared interest rate plus 1.00%.] [OR] [This Contract will credit an interest rate for this time period which will equal the declared interest rate plus 0.50%.] After the expiration of this time period, this Contract will credit an interest rate, not to be less than [3.00]

All Account Values maintained in the Fixed Account will be guaranteed against loss of principal.

3.06 Purchase Payments may be directed to any of the available Subaccounts. The Purchase Payments allocated to each Subaccount will be applied to purchase Accumulation Units at the Accumulation Unit value next calculated after receipt at our Home Office.

3.07 We reserve the right to eliminate the availability of the shares of any Fund or Series and substitute the securities of a different investment company if the shares of a Fund or Series are no longer available for investment, or, if in our judgement, any Fund or Series should become inappropriate in view of the purposes of this Contract. We may add a Subaccount investing in a new Fund or Series.

Form 28883 8/98

We will, give you written notice of the elimination or substitution of any Fund or Series no later than 15 days after the substitution occurs. Any such eliminations, substitutions or additions will be subject to compliance with any applicable regulatory requirements.

3.08 We will use each Purchase Payment allocated to the Variable Account to buy Accumulation Units in the Subaccount(s) selected by you. The number of Accumulation Units bought will be determined by dividing the amount directed to the Subaccount by the dollar value of an Accumulation Unit in that Subaccount as of the end of the Valuation Period during which the Purchase Payment is received at our Home Office. The number of Accumulation Units held for the Variable Account by you will not be changed by any change in the dollar value of Accumulation Units in any Subaccount.

3.09 The value of a Subaccount on any Valuation Date is the number of Accumulation Units in the Subaccount multiplied by the value of an Accumulation Unit of the Subaccount at the end of the Valuation Period.

3.10 Purchase Payments allocated to the Variable Account are converted into Accumulation Units. The number of Accumulation Units resulting from each Purchase Payment is equal to the Purchase Payment divided by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payment is allocated to the Variable Account. The Accumulation Unit value for each Subaccount was or will be arbitrarily established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. The Accumulation Unit value for a Subaccount for any later Valuation Period is determined as follows:

1. The total value of Fund or Series shares held in the Subaccount is calculated by multiplying the number of Fund or Series shares owned by the Subaccount at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund or Series at the end of the Valuation Period, and adding any dividend or other distribution of the Fund or Series if an ex-dividend date occurs during the Valuation Period; minus

2. The liabilities of the Subaccount at the end of the Valuation Period; such liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine as a result of the operations of the Variable Account; and

3. The result of 2. is divided by the outstanding number of Accumulation Units in the Subaccount at the beginning of the Valuation Period.

The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily mortality and expense risk charge multiplied by the number of calendar days in the Valuation Period.

3.11 The assets of the Variable Account equal to its reserves and other liabilities will not be charged with the liabilities arising from any other part of our business.

3.12 The Accumulation Unit value may increase or decrease the dollar value of benefits under the Contract.

3.13 On the last Valuation Date of each Participant Year, we will deduct the Account Charge, specified in the Contract Specifications. Such amount will be deducted from the Account Value maintained on behalf of each Participant and on behalf of the Contractowner on a pro rata basis based on the balances of such Account Values on such date in the Fixed Account and Variable Account. The full Account Charge will be deducted upon withdrawal of the entire Account Value. If you choose to pay the Account Charge, we will bill you at the end of each Contract Year for an amount equal to the Account Charge times the number of Participants and Contractowner on whose behalf Account Values are maintained as of the last day of the Contract Year plus the number of Participants and Contractowner that have withdrawn their entire Account Values within the last 6 months of the Contract Year. If the Account Charge is not paid within 30 days of receipt of the bill, the amount will be deducted from the Account Value as described in this Section.

3.14 At least once during each Contract Year, we will provide a report of the value of each Account Value, including Account Value maintained on behalf of each Participant and on behalf of the Contractowner.

Form 28883 8/98

                                   ARTICLE 4
                           Transfers and Withdrawals

Section.

4.01 A transfer of funds may be directed from one Subaccount to another Subaccount or to the Fixed Account. A transfer of Account Value may be directed from the Fixed Account to one or more Subaccounts of the Variable Account, subject to the limitations described in Section 4.03. A transfer request may be in writing, or by telephone provided we have received the appropriate authorization from you. Amounts transferred to the Subaccount(s) will purchase Accumulation Units as described in
        Section 3.08.

There may not be more than one transfer in any 30 day period. We reserve the right to further limit the number of transfers.

There is no charge for a transfer. However, we reserve the right to impose a charge in the future for any transfers.

Transfers after the Annuity Commencement Date will be subject to the provisions of Section 6.10.

4.02 A transfer among Subaccounts will result in the purchase of Accumulation Units in one Subaccount and the redemption of Accumulation Units in the other Subaccount. Such a transfer will be effected at Accumulation Unit values calculated at the end of the Valuation Period during which the transfer request is received at our Home Office. The valuation of the Accumulation Units is described in Section 3.10.

4.03 Subject to the following limitations, Account Value held in the Fixed Account may be transferred to any Subaccount or may be withdrawn from this Contract. A withdrawal for any reason not stated in Section 4.05 will be subject to this Section.

Periodic elective transfers or withdrawals - The cumulative percentage limit available under this paragraph for a transfer or withdrawal is 20% in any 365 day period. The cumulative percentage is the sum of all transfers and withdrawals under this Section in the preceding 364 day period plus the amount to be transferred or withdrawn under this Section, divided by the then current Account Value in the Fixed Account. A cumulative percentage exceeding 20% in any 365 day period will not be allowed.

Systematic transfers or withdrawals - A scheduled transfer or withdrawal of the entire Account Value in the Fixed Account may be elected over a 5 year period. The timing and percentage of each transfer or withdrawal is indicated in the following schedule.

Transaction dates             Percentage eligible for transfer or withdrawal

Initial date                  20% of the balance on such date
First anniversary             20% of the balance on such date
Second anniversary            20% of the balance on such date
Third anniversary             20% of the balance on such date
Fourth anniversary            50% of the balance on such date
Fifth anniversary             100% of the balance on such date

If systematic transfers or withdrawals are elected, periodic elective transfers or withdrawals will not be available during the period of scheduled payments. This election may at any time after the initial date be rescinded. In this event, periodic elective transfers or withdrawals will not be available until the I year anniversary of the last systematic transfer or withdrawal made before rescinding the election.

If systematic transfers or withdrawals are elected and a periodic elective transfer or withdrawal was made within the last 364 day period, the payment due on the initial date will be reduced by the sum of any periodic elective transfers or withdrawals made within the last 364 day period.

If systematic transfers or withdrawals are elected, no further Purchase Payments may be allocated to the Fixed Account unless the election is rescinded.

Form 28883 8/98

4.04 All withdrawal requests must be submitted in writing to us. A withdrawal request for a Participant must be authorized by you. A withdrawal request for a Participant under a 403(b) plan that is not subject to ERISA must be authorized by the Participant. Withdrawals will be effected at Accumulation Unit values calculated at the end of the Valuation Period during which we receive written request at our Home Office. We reserve the right to require proof of the event giving rise to any withdrawal under this Contract.

4.05 Withdrawals of Account Value will be allowed during the life of this Contract without being subject to CDSC, if the withdrawal is for one of the following reasons:

        To make a payment due to the Participant's death, disability, retirement or termination of employ ment, excluding termination of employment due to Plan termination, plant shutdown or any other program instituted by the Participant's employer which would reduce the work force by more than 20%;

        To make a payment for a Participant hardship situation as allowed by the Plan;

        To make a payment pursuant to a Qualified Domestic Relations Order
        (QDRO);

        To purchase an annuity option under Article 6.

        A withdrawal from the Account Value, for any reason outlined in this Section, will not be subject to the provisions of Sections 4.03, 4.06 or 4.07.

4.06    Subject to the following limitations and the limitations set forth in
        Section 4.03, a partial withdrawal, without being subject to CDSC, of Account Value may be requested during the Contract Year for any reason other than those specified in Section 4.05.

The cumulative percentage limit available under this Section for partial withdrawal, without being subject to the CDSC, is 20% in any Contract Year. The cumulative percentage is the sum of all withdrawals under this Section during the Contract Year plus the amount to be withdrawn under this Section divided by the then current Account Value.

Partial withdrawals under this Section exceeding the 20% cumulative percentage will be subject to the CDSC.

4.07 If we receive a request for a withdrawal of 100% of the Account Value for any reason other than those specified in Section 4.05, the Account Value will be distributed as follows:

        0 100% of the Account Value in the Variable Account will be subject to the CDSC and will be paid in a cash payment as provided in Section 4.08.

                 The Account Value in the Fixed Account will be paid in accordance with the systematic withdrawal schedule over a 5 year period as provided in Section 4.03. 100% of each scheduled withdrawal will be subject to the CDSC.

4.08 Any cash payment will be mailed from our Home Office within 7 days after the date of withdrawal; however, we may be permitted to defer payments from the Variable Account under the Investment Company Act of 1940, as in effect at the time a request for withdrawal is received. We reserve the right to defer any payment from the Fixed Account for a period not to exceed 6 months after a request is received.

Form 28883 8/98

                                   ARTICLE 5
                                 Death Benefits

Section

5.01 Article 5 only applies to a Participant under a 403(b) plan that is not subject to ERISA.

5.02 If a Participant dies prior to the Annuity Commencement Date, upon receipt of due proof of death we will pay the Beneficiary, if one is living, a death benefit equal to the Account Value less any outstanding loan balance.

5.03 We will calculate the death benefit as of the end of the Valuation Period during which we receive due proof of death, pursuant to Section 5.04, and the election of a form of benefit.

5.04 Due proof of death will be a certificate of death, a copy of the certified statement of death from the attending physician, a copy of a certified decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.

5.05 All death benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of this Contract to the contrary, no payment of death benefit provided upon the death of the Participant will be allowed that does not satisfy the requirements of Section 401(a)(9) of the Code. All such requirements are herein incorporated by reference.

5.06 The death benefit may be paid in a lump sum or under a settlement option then available. If a lump sum settlement is elected, the proceeds will be paid within 7 days of approval by us of the claim. This payment may be postponed as permitted by the Investment Company Act of 1940, as amended.

5.07 Unless otherwise provided in the Beneficiary designation, if no Beneficiary survives the Participant, the death benefit will be paid in one sum to the Participant's estate.

Form 28883 8/98

                                   ARTICLE 6
                                Annuity Options

Section

6.01 You may purchase an annuity option for any Participant or Beneficiary. The annuity option will be purchased using the rates in Article 10 or 11.

6.02    The following annuity options are available:

0 Life annuity/life annuity with fixed period - Annuity Payouts will be made for the life of the Annuitant with no certain period, or with a 10 years certain period, or with a 20 years certain period. Upon the death of the Annuitant, Annuity Payouts will continue to the Beneficiary for the remainder, if any, of the certain period.

0 Joint life annuity/joint life annuity with fixed period - Annuity Payouts will be made for the joint lives of the Annuitant and a Contingent Annuitant of the Annuitant's choice with no certain period, or with 10 years certain period, or with a 20 years certain period. Annuity Payouts continue for the life of the survivor at the death of the Annuitant or Contingent Annuitant. Upon the death of both Annuitants, Annuity Payouts will continue to a Beneficiary for the remainder, if any, of the certain period.

0 Unit refund life annuity - Annuity Payouts will be made for the life of the Annuitant with the guarantee that upon the death of the Annuitant a payout to the Beneficiary will be made of the value of the number of Annuity Units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under the option divided by the Annuity Unit value at the Annuity Commencement Date and (b) is the product of the number of Annuity Units represented by each Annuity Payout and the number of Annuity Payouts paid before death.

0       Other options may be available as agreed upon in writing by us.

6.03 At the time an annuity option is selected under the provisions of this Contract, you may specify anAnnuity Commencement Date and elect, on behalf of the Participant, to have the total Account Value applied to provide a variable Annuity Payout, a fixed Annuity Payout or a combination fixed and variable Annuity Payout.

        The amount of Annuity Payout will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant as of the Annuity Commencement Date. A choice may be made to receive payouts once each month, four times each year, twice each year or once each year. The Account Value and Annuity Unit value used to effect Annuity Payouts will be calculated as of the Annuity Commencement Date or the monthly, quarterly, semi-annual or annual anniversary of the Annuity Commencement Date.

        For a 100% fixed Annuity Payout, the Annuity Commencement Date must be at least 30 days before the first Annuity Payout date. For a combination fixed and variable Annuity Payout or a 100% variable

        Annuity Payout, the Annuity Commencement Date will be 14 days before the first Annuity Payout date.

        After the Annuity Commencement Date, the Annuity Payout option can not be changed.

6.04 Article 10 of this Contract illustrates the minimum Annuity Payout amounts and the age adjustments which will be used to determine the monthly Annuity Payouts under a fixed Annuity Payout option. The tables show the dollar amount of the guaranteed monthly Annuity Payout which can be purchased with each $1,000.00 of Account Value, after deduction of any applicable premium tax. Amounts shown use the 1983 'a' Individual Annuity Mortality Table, modified, with an assumed interest rate of return of 3.00% per year and a 2.00% expense load.

6.05 Article 11 of this Contract illustrates the minimum Annuity Payout amounts and the age adjustments which will be used to determine the first monthly Annuity Payout under a variable Annuity Payout option. The tables show the dollar amount of the first monthly Annuity Payout which can be purchased with each $1,000.00 of Account Value, after deduction of any applicable premium taxes. Amounts shown use the 1983 'a' Individual Annuity Mortality Table, modified, with an assumed interest rate of return of 5.00% per year and a 2.50% expense load.

Form 28883 8/98

6.06 To determine the amount of the variable Annuity Payouts after the first payout, the first variable Annuity Payout is subdivided into components each of which represents the product of. (a) the percentage elected by you on behalf of the Participant of a specific Subaccount, the performance of which will determine future variable Annuity Payouts, and
        (b) the entire first variable Annuity Payout. Each variable Annuity Payout after the first payout attributable to a specific Subaccount will be determined by multiplying the Annuity Unit value for that Subaccount on the monthly, quarterly, semi-annual or annual anniversary of the Annuity Commencement Date by the number of Annuity Units attributable to that Subaccount. The number of Annuity Units for each specific Subaccount is determined by dividing the component of the first payout attributable to that Subaccount as described previously by the Annuity Unit value for that Subaccount on the Annuity Commencement Date. The total variable Annuity Payout will be the sum of the payouts attributable to each Subaccount.

6.07 The Annuity Unit value for any Valuation Period for any Subaccount is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of (a) 0.999866337 raised to a power equal to the number of days in the current Valuation Period and
        (b) is the Accumulation Unit value of the same Subaccount for this Valuation Period divided by the Accumulation Unit value of the same Subaccount for the immediately preceding Valuation Period.

6.08 The valuation of all assets in the Subaccount will be determined in accordance with the provisions of applicable laws, rules and regulations. The method of determination by us of the value of an Accumulation Unit and of an Annuity Unit will be conclusive upon the Participant and any recipient of a death benefit, if any.

6.09 We guarantee that the dollar amount of each installment after the first will not be affected by variations in mortality experience from mortality assumptions on which the first installment is based.

6.10

After the Annuity Commencement Date, if any portion of the Annuity Payout is a variable Annuity Payout, the Participant may direct a transfer of assets from one Subaccount to another Subaccount or to a fixed Annuity Payout. These transfers will be limited to 3 times per Contract Year. A fixed Annuity Payout may not be changed to a variable Annuity Payout.

A transfer from one Subaccount to another Subaccount will result in the purchase of Annuity Units in one Subaccount, and the redemption of Annuity Units in the other Subaccount. Such a transfer will be effected at Annuity Unit values calculated at the end of the Valuation Period during which the transfer request is received at our Home Office. The valuation of Annuity Units is described in
Section 3.09. A transfer from one Subaccount to a fixed Annuity Payout will result in the redemption of Annuity Units in one Subaccount and the purchase of a fixed Annuity Payout.

6.11 If the annuity option chosen results in Annuity Payouts of less than $50.00 per month, the frequency will be changed so that Annuity Payouts will be at least $50-00.

6.12 A certificate will be issued to the Annuitant showing the amount and terms of the purchased annuity.

6.13 No annuity option may be assigned or attached, except, if applicable, those benefits assigned or attached by a Qualified Domestic Relations Order under Section 414(p) of the Code, or pursuant to a Federal Tax Levy under Section 6331 of the Code.

6.14 If we receive proof that a person receiving Annuity Payouts under this Contract is legally or mentally incompetent, the Annuity Payouts may be made to any person deemed a legal representative by a court of competent jurisdiction.

6.15 We will require satisfactory proof of each Annuitant's age. If it is later proven to us that the Annuitant's age has been misstated, the Annuity Payouts will be adjusted. Any underpayouts already made by us will be made up immediately and any overpayouts already made by us will be charged against the Annuity Payouts failing due after the adjustment.


6.16 The Annuitant may name the Beneficiary or Contingent Annuitant for any purchased annuity option. The Annuitant may change the Beneficiary at any time without the consent of the previous Beneficiary unless the previous designation provides otherwise. However, if the Annuitant is married, the Annuitant's spouse must agree in writing to another person being named Beneficiary or Contingent Annuitant. The change is effective when written notice is received by us. The annuity option or the Contingent Annuitant may not be changed. The Beneficiary or the Contingent Annuitant does not have the right to name the Beneficiary.

Form 28883 8/98

6.17 If the Annuitant dies and there is no named Beneficiary living at the time of the Annuitant's death, the Annuitant's estate will be paid any remaining guaranteed Annuity Payouts, under a period certain annuity option, in one lump sum. If the named Beneficiary is receiving guaranteed Annuity Payouts and dies, the remaining Annuity Payouts will be paid in one lump sum to the contingent Beneficiary if living at the time of the Beneficiary's death. Payment will otherwise be made to the Beneficiary's estate. Lump sum Annuity Payouts will equal the discounted guaranteed payouts at the interest rate then being credited under Section 3.05, compounded annually.

6.18 We may, at any time, require proof that any payee under this Contract is living when payout is contingent upon survival of that payee.

Form 28883 8/98

                                   ARTICLE 7
                                 Contract Loan

Section

7.01 Prior to a Participant's Annuity Commencement Date, if permitted by the Plan, a Participant may apply for a loan under this Contract. We will loan, upon written application and assignment of the Account Value equal to the loan amount as security for the loan, a sum which will not be less than $1,000.00. The Account Value which is assigned to us as security for the loan must be allocated to the Fixed Account.

7.02 The maximum loan amount is generally equal to 50% of the Account Value, not to exceed a total of $50,000.00 on all outstanding loans to the Participant under all plans. For all plans not subject to ERISA, if 50% of the total Account Value is less than $10,000.00, the Participant can borrow the Account minus restricted dollars, provided however, if the Plan is governed by ERISA, the maximum loan amount is equal to 50% of the Account Value in addition to other restrictions contained in this Section
       7.02. The restricted dollars are a minimum of $300.00 plus any Federal/State tax to be withheld, one year's contract loan interest and CDSC on loan principal and loan interest. If there has been a loan in the preceding 12 month period, the $50,000.00 maximum loan limit is reduced by the excess of the highest outstanding balance of loans during the preceding 12 month period over the outstanding current loan balance.

7.03 The loan rate is adjustable, which means that it may change from time to time. A loan's initial interest rate will be based on the declared interest rate in effect at the time a loan is established and will apply for that contract loan year. The declared interest rate will be determined monthly and will be equal to Moody's Corporate Bond Yield monthly average for the calendar month two months prior to the date the loan rate is declared, rounded down to the next 0.25%. The loan interest rate at any time will not exceed the maximum interest rate allowed in the state where this Contract is issued. If the average is no longer made available, then the declared interest rate will be a comparable rate acceptable to the regulatory authorities.

Once each year, upon the anniversary of the loan, we will compare each loan's interest rate to the then current declared interest rate. If the then current declared interest rate differs from the loan's interest rate by 0.50% or more, the loan's interest rate will be adjusted to equal the then current declared interest rate. The loan's interest rate will remain unchanged if the then current declared interest rate differs from the loan's interest rate by less than 0.50%. The loan's interest rate may increase or decrease, but the loan's interest rate will not be adjusted by less than 0.50%.

During the existence of a contract loan, the amount of the contract loan principal will continue to earn interest as specified in Section 3.05.

Minimum loan payments of principal and interest must be paid in level amortized payments and must be no less often than quarterly. The minimum payment is $80.00. The contract loan may be repaid in full at any time while this Contract is in force and prior to the Annuity Commencement Date.

7.04 If the required loan payment is not paid in full within 90 days after the date the payment is due, the total outstanding loan balance will be determined to be in default and no additional loan payments will be accepted. If the Participant's December 31, 1988 Grandfathered Balance is sufficient, the defaulted amount will be deducted from the Account Value following the 90-day grace period. In addition, if allowed by the Plan, any amounts equal to employer Purchase Payments and earnings on those Purchase Payments will be deducted from the Account Value following the 90-day grace period. Any remaining defaulted amount will be deducted from the Account Value when one of the following events occur: the Participant's termination of service with the employer, attainment of age 59 1/2, disability, or death.

7.05 If we receive a request to withdraw the entire Account Value while there is an outstanding loan, the Account Value will be reduced by the amount of the outstanding loan plus loan interest due. Upon the death of the Participant, we will pay the Beneficiary the Account Value less the outstanding loan and loan interest due.

7.06 We will charge an amount as specified in the Contract Specifications, each time a loan is established. The amount will be withdrawn from the Account Value.

Form 28883 8/98

                                   ARTICLE 8
                            Contract Discontinuance

Section

8.01 You may discontinue this Contract at any time by giving written notice to us at our Home Office. The Contract will be deemed discontinued on the later of the Valuation Date you specify or the Valuation Date that the written notice is received by us.

8.02 We may give you written notice that this Contract is to be discontinued if the Plan does not qualify for special tax treatment under Sections 401(a), 403(a), 403(b), 414(d) or 457 of the Code. Discontinuance pursuant to this Section 8.02 will be effective as of a Valuation Date specified by us, provided you are given at least 15 days advance written notice in which to cure any remediable defaults. Discontinuance by us supercedes any date established under Section 8.01.

8.03 As of the date this Contract is discontinued under Section 8.01, no further Purchase Payments will be accepted. However, transfers, withdrawals and loans will continue to be permitted, in accordance with the terms of this Contract.

As of the date this Contract is discontinued under Section 8.02, no further Purchase Payments, transfers, withdrawals or loans will be permitted. Subject to applicable regulatory requirements, as of the discontinuance date established under Section 8.02 the Account Value will be paid in accordance with the provisions of Section 4.07.

We will send written notice to each Participant's last known address stating that the Contract is discontinued.

8.04 The Contract will terminate when there is no Account Value remaining under this Contract.

Form 28883 8/98

                                   ARTICLE 9
                              General Provisions

Section

9.01 This Contract, together with your attached application and any riders or endorsements, constitutes the entire Contract between you and us.

9.02 We may rely on any action or information provided by you under the terms of this Contract and will be relieved and discharged from any further liability to any party in acting at the direction and upon the authority of you. All statements made by you shall be deemed representations and not warranties.

9.03 Except as allowed by the Plan or applicable law, neither this Contract nor the Participant's interest in this Contract may be transferred, sold, assigned, discounted or pledged, either as collateral for a loan or as security for the performance of an obligation or for any other purpose.

9.04 We may prohibit new Participants under this Contract if we discontinue offering this Contract form to the public. This is termed deactivation. If we deactivate this Contract, we will deactivate all contracts of this class issued to other contractowners. The date of deactivation will be effective as of a Valuation Date specified by us, provided you are given at least 90 days advanced written notice. Deactivation will not affect our Account Values established for Participants under this Contract prior to our notice of deactivation and we will continue to accept Purchase Payments under this Contract on behalf of those Participants.

9.05 We have the right to amend this Contract to maintain this Contract under applicable local, State or Federal laws or regulations.

9.06 We and you may also mutually agree to amend this Contract. The consent of any Participant, Annuitant or Beneficiary is not -required.

9.07 Any change to this Contract must be in writing and signed by the President, Vice President, Secretary or an Assistant Secretary of Lincoln Life.

9.08 This Contract is subject to the incontestability laws of the state in which it is delivered.

9.09 We are not liable to provide sufficient funds to provide the Plan's benefits.

9.10 No suit may be brought in relationship to this Contract unless it is brought within 3 years after the date on which the suit could have first been brought. If this limitation is prohibited by the laws of the state by which the Contract is governed, this limitation shall be deemed to be amended to agree with the minimum period of limitation permitted by those laws.

9.11 The failure on our part to perform or insist upon the strict performance of any provision or condition of the Contract will neither constitute a waiver of our rights to perform or require performance of such provision or condition, nor stop us from exercising any other rights it may have in such provision, condition, or otherwise in this Contract or any Plan.

9.12 If any provision of this Contract is determined to be invalid, the remainder of the provisions shall remain in full force and effect.

9.13 Federal, state or local government premium tax, if applicable, will be deducted from either the Purchase Payment when received or at time of withdrawal or annuitization.

9.14 A Participant will receive an Active Life Certificate upon our receipt of a duly completed participation enrollment form, except if this Contract is used to fund a 457 plan. If the Participant chooses not to participate under this Contract, he/she may exercise a free-look right by sending a written notice to us that he/she does not wish to participate under this Contract within 20 days after the date the certificate is received by the Participant. For purposes of determining the date on which the Participant has sent written notice, the postmark date will be used.

If a Participant exercises his/her free-look right in accordance with the foregoing procedure, we will refund the value of any Purchase Payments allocated to the Variable Account and/or any Purchase Payment allocated to the Fixed Account.

9.15 Any notice required by this Contract must be delivered to us at: The Lincoln National Life Insurance Company, 1300 South Clinton Street, Fort Wayne, IN 46802; and notices to you will be delivered to you at the address shown on our records.

Form 28883 8/98

                                  ARTICLE 10
            ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION

--------------------------------------------------------------------------------
                DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                      PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------
                             SINGLE LIFE ANNUITIES
--------------------------------------------------------------------------------

                     No           120           240
                   Period        Months        Months       Cash
     Age           Certain      Certain       Certain      Refund
--------------------------------------------------------------------------------
      55            $5.15        $5.12          $5.02       $5.04
      56             5.22         5.19           5.07        5.10
      57             5.29         5.25           5.12        5.16
      58             5.37         5.32           5.18        5.22
      59             5.45         5.40           5.24        5.29

      60             5.54         5.48           5.29        5.36
      61             5.63         5.56           5.35        5.43
      62             5.73         5.65           5.42        5.51
      63             5.84         5.75           5.48        5.59
      64             5.95         5.85           5.54        5.68

      65             6.07         5.96           5.60        5.78
      66             6.21         6.07           5.67        5.88
      67             6.35         6.19           5.73        5.98
      68             6.50         6.32           5.79        6.09
      69             6.66         6.45           5.85        6.21

      70             6.84         6.60           5.91        6.34

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         JOINT AND SURVIVOR ANNUITIES
--------------------------------------------------------------------------------
   Joint and Full to Survivor                 Joint and Two-Thirds Survivor
--------------------------------------------------------------------------------
         Certain Period                              Certain Period
--------------------------------------------------------------------------------
                120        240      Joint                 120        240
     None      Months     Months     Age       None      Months     Months
--------------------------------------------------------------------------------
    $4.82      $4.82      $4.81       55       $5.16      $5.13     $5.03
     4.87       4.87       4.85       56        5.23       5.19      5.08
     4.92       4.92       4.90       57        5.30       5.26      5.13
     4.98       4.98       4.96       58        5.38       5.33      5.18
     5.04       5.04       5.01       59        5.46       5.41      5.24

     5.11       5.10       5.07       60        5.54       5.49      5.30
     5.18       5.17       5.13       61        5.64       5.57      5.36
     5.25       5.25       5.19       62        5.74       5.66      5.42
     5.33       5.32       5.26       63        5.84       5.75      5.48
     5.42       5.41       5.32       64        5.96       5.86      5.54

     5.51       5.50       5.39       65        6.08       5.96      5.61
     5.60       5.59       5.46       66        6.21       6.07      5.67
     5.71       5.70       5.54       67        6.35       6.19      5.73
     5.82       5.80       5.61       68        6.50       6.32      5.79
     5.95       5.92       5.68       69        6.66       6.45      5.85

     6.08       6.05       5.75       70        6.83       6.59      5.91
--------------------------------------------------------------------------------

Age Adjust Table

Year of Birth        Adjustment to Age         Year of Birth         Adjustment to Age
-------------        -----------------         -------------         -----------------

Before 1920                 +2                   1960-1969                   -3
 1920-1929                  +1                   1970-1979                   -4
 1930-1939                   0                   1980-1989                   -5
 1940-1949                  -1                   1990-1999                   -6
 1950-1959                  -2                      ETC.                    ETC.

Form 28883 8/98                     Page 19

                                  ARTICLE 11
              ANNUITY PURCHASE RATES UNDER A FIXED PAYMENT OPTION

--------------------------------------------------------------------------------
                DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                      PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------
                             SINGLE LIFE ANNUITIES
--------------------------------------------------------------------------------

                   No           120          240
                 Period        Months       Months       Cash
     Age         Certain      Certain       Certain     Refund
-----------------------------------------------------------------------------
      55          $4.01        $3.99         $3.91       $3.89
      56           4.08         4.06          3.97        3.95
      57           4.16         4.13          4.03        4.01
      58           4.24         4.21          4.09        4.08
      59           4.33         4.29          4.15        4.15


      60           4.42         4.38          4.22        4.18
      61           4.52         4.47          4.29        4.26
      62           4.62         4.56          4.36        4.34
      63           4.73         4.66          4.43        4.42
      64           4.85         4.77          4.50        4.51

      65           4.97         4.89          4.57        4.60
      66           5.11         5.01          4.64        4.69
      67           5.25         5.13          4.71        4.79
      68           5.41         5.27          4.78        4.90
      69           5.57         5.41          4.85        5.01

      70           5.75         5.56          4.91        5.13
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                         JOINT AND SURVIVOR ANNUITIES
-----------------------------------------------------------------------------
Joint and Full to Survivor                      Joint and Two-Third Survivor
-----------------------------------------------------------------------------
     Certain Period                                    Certain Period
-----------------------------------------------------------------------------
                 120          240        Joint                120       240
   None         Months       Months       Age      None      Months    Months
-----------------------------------------------------------------------------
  $3.69         $3.69        $3.68         55      $4.02     $4.00      $3.91
   3.75          3.75         3.73         56       4.09      4.07       3.97
   3.81          3.81         3.79         57       4.17      4.14       4.03
   3.87          3.87         3.85         58       4.25      4.22       4.09
   3.94          3.94         3.91         59       4.33      4.30       4.16

   4.01          4.01         3.98         60       4.43      4.38       4.22
   4.09          4.08         4.05         61       4.52      4.47       4.29
   4.17          4.16         4.12         62       4.63      4.57       4.36
   4.25          4.25         4.19         63       4.74      4.67       4.43
   4.34          4.34         4.26         64       4.85      4.78       4.50

   4.44          4.43         4.34         65       4.98      4.89       4.57
   4.54          4.54         4.42         66       5.11      5.01       4.64
   4.66          4.64         4.50         67       5.26      5.13       4.71
   4.77          4.76         4.58         68       5.41      5.27       4.78
   4.90          4.88         4.66         69       5.57      5.41       4.85

   5.04          5.01         4.74         70       5.75      5.55       4.91
-----------------------------------------------------------------------------

Age Adjustment Table

Year of Birth         Adjustment to Age     Year of Birth     Adjustment to Age
-------------         -----------------     -------------     -----------------

 Before 1920                + 2               1960-1969               -3
  1920-1929                 + 1               1970-1979               -4
  1930-1939                   0               1980-1989               -5
  1940-1949                 - 1               1990-1999               -6
  1950-1959                 - 2                  ETC.                ETC.

Form 28883 8/98                   Page 20

                                    GROUP
                                    ANNUITY
                                   CONTRACT


                                   Allocated

         Group Deferred Variable Annuity or Variable and Fixed Annuity

                               Periodic Premium

                               Nonparticipating





                     If you have any questions concerning
                      this Contract, please contact your
                          Lincoln Life representative
                           or the Home Office of LL.




                             THE LINCOLN NATIONAL
                            LIFE INSURANCE COMPANY

                           1300 South Clinton Street
                           Fort Wayne, Indiana 46802

                                 800-248-0838


Form 28883 5/98

                                                                    Exhibit 4(j)

Group Annuity Amendment

Made a part of the contract to which it is attached

The provision of this Group Annuity Amendment will be effective on January 1, 1999.

Section 3.05 of Article 3 will be amended to read as follows:

"We will credit interest daily on the Account Value in the Fixed Account. The rate of interest credited each day, if compounded for 365 days, yields the annual interest rate in effect for the day. We guarantee that we will credit interest on Account Values in the Fixed Account at an effective annual rate not less than 3.00% during all years. We may credit interest at rates in excess of the guaranteed rate at any time.

Interest rates for each quarter will be declared and made available reasonably in advance of that quarter.

Purchase Payments received in any quarter will earn interest at the declared rate for that quarter and the next three quarters. When Purchase Payments are beyond the initial four-quarter period, they will earn interest at the portfolio rate. The portfolio rate is declared for the coming quarter and is in effect only for that quarter. Interest rates applicable to contract loan principal are declared for the coming quarter and are in effect only for that quarter."

The Systematic transfers or withdrawals schedule in Section 4.03 of Article 4 will be amended to read as follows:

"Transaction dates

Initial date
First Anniversary
Second Anniversary
Third Anniversary
Fourth Anniversary
Fifth Anniversary

Percentage eligible for transfer or withdrawal

20% of the balance on such date. 20% of the balance on such date.

25% of the balance on such date.

33% of the balance on such date. 50% of the balance on such date.

100% of the balance on such date

Section 8.03 of Article 8 will be amended to read as follows:

"8.03 As of the date this Contract is discontinued under Section 8.01 and if the Plan is not subject to ERISA, no further Purchase Payments will be accepted. However, transfers, withdrawals and loans will continue to be permitted, in accordance with the terms of this Contract."

Section 8.031 will be added to Article 8 and will read as follows:

"8.031 As of the date this contract is discontinued under Section 8.01 and if the Plan is subject to ERISA, you may elect to have the Participant's Account Value remain in this Contract as provided in Section 8.03 or you may elect to have the Account Value of the Contract paid as follows:

As of the date this Contract is discontinued, no further Purchase Payments, transfers, withdrawals or loans will be permitted.

100% of the Account Value in the Variable Account will be subject to the CDSC and will be paid in a cash payment as provided in Section 4.08.

The Account Value in the Fixed Account may be paid in either of the following payment options:

a. The Account Value in the Fixed Account will be paid in accordance with the Systematic transfers or withdrawals schedule over a 5-year period as provided in Section 4.03. 100% of each scheduled withdrawal will be subject to the CDSC. After the initial date, assets remaining in the Fixed Account will continue to receive interest in the same manner as before systematic withdrawals began, but at no less than the rate the Fixed Account is earning on the initial date of the first systematic withdrawal less 1.50%.

b. The Account Value in the Fixed Account will be paid in a lump sum. Lincoln Life will determine the amount payable in the Fixed Account as follows:

The amount payable will be the market value factor times the Account Value in the Fixed Account reduced by the sum of CDSC and Account Charge times the number of Participants. The market value factor is the lesser of 1.00 or the ratio of:

                               Current Bond Price
                               ------------------
                             Par Value of that Bond

Lincoln Life calculates at the time of contract discontinuance the Current Bond Price to equal the price of a bond:

   issued with a maturity of 6.5 years;
2. bearing interest at the weighted average of the declared interest rates in effect as of the discontinuance date;
3. calculated to yield the Merrill Lynch Baa Intermediate Industrial Average for the week in which the notice of discontinuance is received. If such average ceases to be published, Lincoln Life will select a comparable survey.

If the amount payable, as determined above, is less than the principal in the Fixed Account, then the amount payable will be changed to equal the principal. For purposes of this paragraph, principal is defined as Purchase Payments allocated to the Fixed Account plus transfers to the Fixed Account minus withdrawals and transfers from the Fixed Account and minus any applicable CDSC and Account Charge times the number of Participants, but no less than zero.

Your election to receive the Fixed Account in a lump sum must be done for the primary benefit of the Participants. If, subsequent to such lump sum payment, we are ordered by any court of competent jurisdiction to refund all or any portion of a loss to Participants, you will reimburse such amounts to us."

Section 8.032 will be added to Article 8 and will read as follows:

"8.032 As of the date this Contract is discontinued under Section 8.02, no further Purchase Payments, transfers, withdrawals or loans will be permitted. Subject to applicable regulatory requirements, as of the discontinuance date established under Section 8.02 the Account Value will be paid in accordance with the provisions of Section 4.07."

Section 8.033 will be added to Article 8 and will read as follows:

"8.033 If the Contract is discontinued under Section 8.01 or Section 8.02, we will send written notice to each Participant's last known address stating that the Contract is discontinued."

The Lincoln National Life Insurance Company

Gabriel L. Shaheen, President

                                                                    Exhibit 4(k)

LINCOLN NATIONAL
LIFE INSURANCE CON
------------------

A part of LINCOLN NATIONAL CORPORATION


1300 South Clinton Street, Fort Wayne, Indiana 46802

ACTIVE LIFE CERTIFICATE



Participant (you, your): [John Doe]

Certificate Number: [xxxxxx]

Participant Year: [August 1, 1998]

Contractowner: [The Trustees of A.B.C. Company Pension Trust)

Group Annuity Contract Number: [Specimen)

Contract Effective Date: [August 1, 1998]

Employer: [A.B.C. Company]

Plan: [A.B.C. Company Pension Plan]

Lincoln Life will provide you with the benefits described in this certificate, under the terms of the Group Annuity Contract. Your benefits described in this certificate may be subject to Contractowner approval under the terms of the Plan named above. This certificate summarizes but does not alter or void the terms of the Contract between the Contractowner and Lincoln Life. This certificate replaces any certificates previously issued to you as a Participant regarding this Contract.

20 DAY RIGHT TO EXAMINE THIS CERTIFICATE - You may choose not to participate in this Contract within 20 days of receiving this certificate. You must return this certificate to Lincoln Life and state in writing that you do not wish to participate in this Contract. However, if this is not the first certificate you have received under this Contract, the free-look period does not apply. Lincoln Life will refund the value of any Purchase Payments allocated to the Variable Account and/or the Fixed Account.

ALL VALUES PROVIDED BY THIS CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Table of Contents

Provision                                             Page

Certificate Specifications..............................3
Special Terms...........................................4
Purchase Payments.......................................5
Fixed Account...........................................5
Variable Account........................................6
Transfers...............................................6
Withdrawals.............................................7
Annuity Options.........................................7
Loan....................................................7
Death Benefit...........................................8

General Provisions......................................9

CERTIFICATE SPECIFICATIONS
--------------------------

VARIABLE ACCOUNT:

Lincoln Life Variable Annuity Account Q. There are currently 14 Subaccounts in the Variable Account. Purchase Payments may be directed to any of the available Subaccounts, subject to limitations. The amounts allocated to each Subaccount will be invested at net asset value in the shares of one of the regulated investment companies. The Funds and Series are:

1. [Lincoln National Aggressive Growth Fund]
2. [Lincoln National Bond Fund]
3. [Lincoln National Capital Appreciation Fund]
4. [Lincoln National Equity-income Fund]
5. [Lincoln National Global Asset Allocation Fund]
6. [Lincoln National Growth and Income Fund]
7. [Lincoln National International Fund]
8. [Lincoln National Managed Fund]
9. [Lincoln National Money Market Fund]
10. [Lincoln National Social Awareness Fund]
11. (Lincoln National Special Opportunities Fund]
12. [Trend Series]
13. [Decatur Total Return Series]
14. [Global Bond Series]

See the VARIABLE ACCOUNT provision of this certificate for provisions governing any substitution or elimination of Funds or Series.

ANNUAL MORTALITY AND EXPENSE RISK CHARGE: [1.002%] This charge is applicable to the Subaccounts under the Variable Account.

FIXED ACCOUNT GUARANTEED INTEREST RATE: [3.00%]

ANNUAL ACCOUNT CHARGE: [$25.00]
On the last day of the Participant Year, the account charge will be deducted from the Account Value. Such amount will be deducted from the Account Value on a pro rata basis based on the balances held on such date in the Fixed Account and Variable Account. The full account charge will be deducted upon withdrawal of the entire Account Value.

CONTINGENT DEFERRED SALES CHARGE (CDSC):

Withdrawal During
Contract Year           1     2     3     4     5     6     7     8     9   10+

CDSC (as a          [6] % [61 % [6] % [6] % [5) % [4] % [3] % [2] % [1] % [0] %
percentage of
withdrawal amount)

There will be no CDSC after the Contract has been in force for [9] complete Contract Years.

LIMITATIONS ON TRANSFERS AND WITHDRAWALS:

a) A transfer of funds may be directed from one Subaccount to another Subaccount or to the Fixed Account. A transfer of Account Value may be directed from the Fixed Account to one or more Subaccounts of the Variable Account, subject to the limitations described in paragraph (b).

b) A transfer from the Fixed Account or a withdrawal from the Fixed Account for any reason not specified in (e) will be subject to the following limitations:

Periodic Elective Transfers or Withdrawals - The cumulative percentage limit available under this paragraph (b) for a transfer or withdrawal is 20% in any 365 day period. The cumulative percentage is the sum of all transfers and withdrawals under this paragraph (b), in the preceding 364 day period plus the amount to be transferred or withdrawn under this paragraph (b), divided by the then current Account Value in the Fixed Account. A cumulative percentage exceeding 20% in any 365 day period will not be allowed.

Systematic Transfers or Withdrawals - A scheduled transfer or withdrawal of the entire Account Value in the Fixed Account may be elected over a 5 year period. The timing and percentage of each transfer or withdrawal is indicated in the following schedule.

TRANSACTION DATES            PERCENT ELIGIBLE FOR TRANSFER OR WITHDRAWAL
Initial date                      20% of the balance on such date
First anniversary                 20% of the balance on such date
Second anniversary                20% of the balance on such date
Third anniversary                 20% of the balance on such date
Fourth anniversary                50% of the balance on such date
Fifth anniversary                 100% of the balance on such date.

If Systematic Transfers or Withdrawals are elected, Periodic Elective Transfers or Withdrawals will not be available during the period of scheduled payments. This election may at any time after the initial date be rescinded. In this event, Periodic Elective Transfers or Withdrawals will not be available until the 1 year anniversary of the last Systematic Transfer or Withdrawal made before rescinding the election.

If Systematic Transfers or Withdrawals are elected and a Periodic Elective Transfer or Withdrawal was made within the last 364 day period, the payment due on the initial date will be reduced by the sum of any Periodic Elective Transfer or Withdrawal made within the last 364 day period.

If Systematic Transfers or Withdrawals are elected, no further Purchase Payments may be allocated to the Account Value in the Fixed Account unless the election is rescinded.

c) Subject to the following provisions and the limitations set forth in paragraph (b), a partial withdrawal, without being subject to CDSC, of the Account Value may be requested during the Contract Year for any reason other than those specified in paragraph (e).

The cumulative percentage limit available under this paragraph (c) for partial withdrawal, without being subject to the CDSC, is 20% in any Contract Year. The cumulative percentage is the sum of all withdrawals under this paragraph (c) during the Contract Year plus the amount to be withdrawn under this paragraph
(c) divided by the then current Account Value.

Partial withdrawals under this paragraph (c) exceeding the 20% cumulative percentage will be subject to the CDSC.

d) If you request 100% of the Account Value for any reason other than those specified in paragraph (e), the Account Value will be distributed as follows:

100% of the Account Value in the Variable Account will be subject to the CDSC and will be paid in a cash payment as provided in the WITHDRAWAL provision of this certificate.

The Account Value in the Fixed Account will be paid in accordance with the Systematic Withdrawal Schedule over a 5 year period as provided in paragraph (b) of this certificate. 100% of each scheduled withdrawal will be subject to the CDSC.

e) Withdrawals of Account Value will be allowed during the life of the Contract without being subject to CDSC, if the withdrawal is for one of the following reasons:

 .    Participant's death, disability, retirement or termination of employment, excluding termination of employment due to Plan termination, plant shutdown, or any other program instituted by the Participant's employer which would reduce the work force by more than 20%.

 .    Participant hardship situation as allowed by the Plan.

 .    To purchase an annuity option under the Contract on behalf of the
     Participant or their Beneficiary.

 .    Pursuant to a Qualified Domestic Relations Order (QDRO).

A withdrawal from the Account Value for any reason outlined in this paragraph
(e) is not subject to the provisions of paragraph (b), (c) or (d).

LOAN SET-UP CHARGE: [$35.00]

SPECIAL TERMS

Account Value - Value maintained under the Contract on your behalf. The value may be maintained in either the Fixed Account, the Variable Account or both, depending on allocations.

Accumulation Unit - A unit of measure used to calculate the variable Account Value during the accumulation period.

Annuitant and Contingent Annuitant - The persons upon whose lives the Annuity Payouts made after the Annuity Commencement Date will be based.

Annuity Commencement Date - The Valuation Date when money is withdrawn for payment of Annuity Payouts under the annuity option selected.

Annuity Payout - An amount paid at regular intervals under one of several options available to the Annuitant and/or any other payee. This amount may be paid on a variable or fixed basis, or a combination of both.

Beneficiary - The person or entity designated by a Participant under a 403(b) Plan that is not subject to ERISA or an Annuitant to receive a death benefit, if any, payable upon the death of the Participant or the Annuitant.

Code - This is the Internal Revenue Code of 1986, as amended.

Contingent Deferred Sales Charge (CDSC) - This charge is assessed on certain premature withdrawals of the Account Value, calculated according to the Contract provisions.

Contract - The agreement between the Contractowner and Lincoln Life providing a variable annuity to fund the Plan.

Contractowner - The Contractowner named on the cover of this certificate.

Contract Year - This is the 12 month period which begins on the Contract effective date or on the anniversary of the effective date.

December 31, 1988 Grandfathered Balance - This is the balance that is available for withdrawal, under a 403(b) plan, without meeting an otherwise distributable event such as death, disability, termination of employment or attainment of age 59 1/2.

ERISA - This is the Employee Retirement Income Security Act of 1974.

Fixed Account - An account established for the Contract by Lincoln Life which is a part of the general assets of Lincoln Life.

Funds - Any of the mutual funds into which Purchase Payments allocated to the Variable Account are indirectly invested.
Home Office - The Lincoln National Life Insurance Co., 1300 South Clinton Street, Fort Wayne, Indiana 46802 or an institution designated by us.

Lincoln Life (we, us, our) - The Lincoln National Life Insurance Co.
Net Asset Value Per Share - The value of a Fund or Series share calculated in accordance with the Fund's or Series' prospectus.

Participant (you, your) - A person defined as a Participant in the Plan, who has enrolled under the Contract and Lincoln Life maintains an Account Value.

Participant Year - This is the 12 month period which begins on the Participant effective date as set forth on the cover page of this certificate or on the anniversary of the Participant effective date.

Pending Allocation Account - This is an account established under the Variable Account that invests Purchase Payments received without allocation instructions in shares of a money market mutual fund.

Plan - The Plan or arrangement named on the cover of this certificate, which includes any employer based arrangement whether or not considered a plan under State or Federal law.

Series - Any of the underlying portfolios of a Fund in which Purchase Payments allocated to the Variable Account are indirectly invested.

Subaccount - That portion of the Variable Account which invests in shares of a particular Fund or Series. There is a separate Subaccount that corresponds to each Fund and Series.

Valuation Date - Each day the New York Stock Exchange (NYSE) is open for trading and we are open for business.

Valuation Period - The period commencing at the close of trading on the NYSE on a Valuation Date and ending at the close of trading on the NYSE on the next succeeding Valuation Date.

Variable Account - The segregated investment account into which Lincoln Life sets aside and invests the variable assets attributable to this variable annuity Contract.

PURCHASE PAYMENTS

Purchase Payments under the Contract may be allocated to the Variable Account and/or the Fixed Account in 1% increments.

If complete allocation instructions have not been received by us in order for us to perform our duties under the Contract, we will direct such Purchase Payments to the Pending Allocation Account as described in the SPECIAL TERMS.

We will follow up with the Contractowner monthly for a period of 90 days for allocation instructions for Account Value in the Pending Allocation Account as described in the SPECIAL TERMS.

Within 2 business days of receipt of complete allocation instructions, the Account Value in the Pending Allocation Account will be transferred to the accounts as instructed.

If allocation instructions are not received after the 90 days notice, we will refund to the Contractowner, the Purchase Payments in the Pending Allocation Account together with earnings thereon (unless applicable ERISA requirements preclude return on earnings) within 105 days of the date of receipt of the initial Purchase Payment.

The Pending Allocation Account will only be used for the purpose mentioned in this section; you or the Contractowner may not direct a portion of Purchase Payments to this Subaccount. Purchase Payments directed to the Pending Allocation Account will not be afforded the same rights as Purchase Payments under the Contract. The following provisions under this certificate will not be applicable: the Account Charge described in the CERTIFICATE SPECIFICATIONS, TRANSFERS, WITHDRAWALS, ANNUITY OPTIONS and LOAN.

Purchase Payments in any one Contract Year which exceed twice the amount of Purchase Payments made in the first Contract Year may be made only with our permission. If Purchase Payments are stopped, the Account Value will remain in force as paid-up. Purchase Payments may resume at any time until the Annuity Commencement Date, a request to withdraw the entire Account Value or payment of any death benefit, whichever comes first.

FIXED ACCOUNT

Interest will be credited daily on the Account Value in the Fixed Account. The rate of interest credited each day, if compounded for 365 days, yields the annual interest rate in effect for the day. We guarantee that we will credit interest on Account Value in the Fixed Account at an effective annual rate not less than the rate shown in the CERTIFICATE SPECIFICATIONS, during all years.

Periodically, we will declare an interest rate and the time period for which that interest rate will apply to Purchase Payments received. [The Contract will credit an interest rate for this time period, which will equal the declared interest rate plus 1.00%.] [OR] [The Contract will credit an interest rate for this time period which will equal the declared interest rate plus 0.50%.] After the expiration of this time period, the Contract will credit an interest rate, not to be less than the rate shown in the CERTIFICATE SPECIFICATIONS.

All Account Value maintained in the Fixed Account will be guaranteed against loss of principal.

VARIABLE ACCOUNT
----------------

Purchase Payments may be directed to any of the available Subaccounts. The Purchase Payments allocated to each Subaccount will be applied to purchase Accumulation Units at the Accumulation Unit value next calculated after receipt at our Home Office.

We reserve the right to eliminate the availability of the shares of any Fund or Series and substitute the securities of a different investment company if the shares of a Fund or Series are no longer available for investment, or, if in our judgement, any Fund or Series should become inappropriate in view of the purposes of the Contract. We may add a Subaccount investing in a new Fund or Series. We will give the Contractowner written notice of the elimination or substitution of any Fund or Series no later than 15 days after the substitution occurs. Any such eliminations, substitutions or additions will be subject to compliance with any applicable regulatory requirements.

We will use each Purchase Payment allocated to the Variable Account to buy Accumulation Units in the Subaccount(s) selected by you. The number of Accumulation Units bought will be determined by dividing the amount directed to the Subaccount by the dollar value of an Accumulation Unit in that Subaccount as of the end of the Valuation Period during which the Purchase Payment is received at our Home Office. The number of Accumulation Units held for the Variable Account will not be changed by any change in the dollar value of Accumulation Units in any Subaccount.

The value of a Subaccount on any Valuation Date is the number of Accumulation Units in the Subaccount multiplied by the value of an Accumulation Unit of the Subaccount at the end of the Valuation Period.

Purchase Payments allocated to the Variable Account are converted into Accumulation Units. The number of Accumulation Units resulting from each Purchase Payment is equal to the Purchase Payment divided by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payment is allocated to the Variable Account. The Accumulation Unit value for each Subaccount was or will be arbitrarily established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. The Accumulation Unit value for a Subaccount for any later Valuation Period is determined as follows.

1. The total value of Fund or Series shares held in the Subaccount is calculated by multiplying the number of Fund or Series shares owned by the Subaccount at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund or Series at the end of the Valuation Period, and adding any dividend or other distribution of the Fund or Series if an ex-dividend date occurs during the Valuation Period; minus

2. The liabilities of the Subaccount at the end of the Valuation Period; such liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine as a result of the operations of the Variable Account; and

3. The result of 2. is divided by the outstanding number of Accumulation Units in the Subaccount at the beginning of the Valuation Period.

The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily mortality and expense risk charge multiplied by the number of calendar days in the Valuation Period.

The assets of the Variable Account equal to its reserves and other liabilities will not be charged with the liabilities arising from any other part of our business.

The Accumulation Unit value may increase or decrease the dollar value of benefits under the Contract.

TRANSFERS
---------

A transfer of Account Value will be subject to the provisions outlined under the LIMITATIONS ON TRANSFERS

AND WITHDRAWALS in the CERTIFICATE SPECIFICATIONS of this certificate.

A transfer request may be in writing, or by telephone provided we have received the appropriate authorization from the Contractowner. Amounts transferred to the Subaccount(s) will purchase Accumulation Units as described in the VARIABLE ACCOUNT provision of this certificate.

There may not be more than one transfer in any 30 day period. We reserve the right to further limit the number of transfers.

There is no charge for a transfer. However, we reserve the right to impose a charge in the future for any transfers.

A transfer among Subaccounts will result in the purchase of Accumulation Units in one Subaccount and the redemption of Accumulation Units in the other Subaccount. Such a transfer will be effected at Accumulation Unit values calculated at the end of the Valuation Period during which the transfer request is received at our Home Office. The valuation of Accumulation Units is described in the VARIABLE ACCOUNT provision of this certificate.

WITHDRAWALS
-----------

A withdrawal of Account Value will be subject to the provisions outlined under LIMITATIONS ON TRANSFERS AND WITHDRAWALS in the CERTIFICATE SPECIFICATIONS of this certificate.

All withdrawal requests must be submitted in writing to us. A withdrawal request must be authorized by the Contractowner. If you are a Participant under a 403(b) plan that is not subject to ERISA you may authorize a withdrawal request. Withdrawals will be effected at Accumulation Unit values calculated at the end of the Valuation Period during which we receive written request at our Home Office. We reserve the right to require proof of the event giving rise to any withdrawal under this certificate.

Any cash payment will be mailed from our Home Office within 7 days after the date of withdrawal; however, we may be permitted to defer payments from the Variable Account under the Investment Company Act of 1940, as amended, as in effect at the time a request for withdrawal is received. We reserve the right to defer any payment from the Fixed Account for a period not to exceed 6 months after a request is received.

ANNUITY OPTIONS
---------------

Upon request, we will quote for you the amounts of Annuity Payouts under the various annuity options available under the Contract. You may select either a variable Annuity Payout, a fixed Annuity Payout or a combination fixed and variable Annuity Payout.

A fixed Annuity Payout is an annuity option which we guarantee the amount of each Annuity Payout as long as the annuity is payable. A fixed Annuity Payout will be purchased using the 1983 'a' Individual Annuity Mortality Table, modified, with an assumed interest rate of return of 3.00% per year and a 2.00% expense load.

A variable Annuity Payout is an annuity option with Annuity Payouts that increase, decrease or remain the same in accordance with the investment results of the applicable Subaccount. A variable Annuity Payout will be purchased using the 1983 'a' Individual Annuity Mortality Table, modified, with an assumed interest rate of return of 5.00% per year and a 2.50% expense load.

We will provide you with a retirement certificate when Annuity Payouts begin. The certificate will be issued showing the amount and terms of the purchased annuity.

LOAN
----

Prior to your Annuity Commencement Date, if permitted by the Plan and the Contractowner, you may apply for a loan under the Contract. We will loan, upon written application and assignment of the Account Value equal to the loan amount as security for the loan, a sum which will not be less than $1,000.00. The Account Value which is assigned to us as security for the loan must be allocated to the Fixed Account.

The maximum loan amount is generally equal to 50% of the Account Value, not to exceed a total of $50,000.00 on all outstanding loans you may have under all plans. For plans not subject to ERISA, if 50% of the total Account Value is less than $10,000.00, you can borrow the Account Value minus restricted dollars, provided however, if the Plan is governed by ERISA, the maximum loan amount is equal to 50% of the Account Value in addition to other restrictions contained in this paragraph. The restricted dollars are a minimum of $300.00 plus any Federal/State tax to be withheld, 1 year's contract loan interest and CDSC on loan principal and loan interest. If there has been a loan in the preceding 12 month period, the $50,000.00 maximum loan limit is reduced by the excess of the highest outstanding balance of loans during the preceding 12 month period over the outstanding current loan balance.

The loan rate is adjustable, which means that it may change from time to time. A loan's initial interest rate will be based on the declared interest rate in effect at the time a loan is established and will apply for that contract loan year. The declared interest rate will be determined monthly and will be equal to Moody's Cor-porate Bond Yield monthly average for the calendar month two months prior to the date the loan rate is declared, rounded down to the next 0.25%. The loan interest rate at any time will not exceed the maximum interest rate allowed in the state where the Contract is issued. If the average is no longer made available, then the declared interest rate will be a comparable rate acceptable to the regulatory authorities.

Once each year, upon the anniversary of the loan, we will compare each loan's interest rate to the then current declared interest rate. If the then current declared interest rate differs from the loan's interest rate by 0.50% or more, the loan's interest rate will be adjusted to equal the then current declared interest rate. The loan's interest rate will remain unchanged if the then current declared interest rate differs from the loan's interest rate by less than 0.50%. The loan's interest rate may increase or decrease, but the loan's interest rate will not be adjusted by less than 0.50%.

During the existence of a contract loan, the amount of the contract loan principal will continue to earn interest as specified in the FIXED ACCOUNT provision of this certificate.

Minimum loan payments of principal and interest must be paid in level amortized payments and must be no less often than quarterly. The minimum payment is $80.00. The contract loan may be repaid in full at any time while the Contract is in force and prior to the Annuity Commencement Date.

If the required loan payment is not paid in full within 90 days after the date the payment is due, the total outstanding loan balance will be determined to be in default and no additional loan payments will be accepted. If your December 31, 1988 Grandfathered Balance is sufficient, the defaulted amount will be deducted from the Account Value following the 90-day grace period. In addition, if allowed by the Plan, any amounts equal to employer Purchase Payments and earnings on those Purchase Payments will be deducted from the Account Value following the 90-day period. Any remaining defaulted amount will be deducted from the Account Value when one of the following events occur: termination of service with the employer, attainment of age 59 1/2, disability, or death.

If we receive a request to withdraw the entire Account Value while there is an outstanding loan, the Account Value will be reduced by the amount of the outstanding loan plus loan interest due. Upon your death, we will pay the Beneficiary the Account Value less the outstanding loan and loan interest due.

We will charge a loan set-up charge as specified in the CERTIFICATE SPECIFICATIONS, each time a loan is established. The amount will be withdrawn from the Account Value.

DEATH BENEFIT
-------------

If you are a Participant under a Plan that is subject to ERISA and die prior to the Annuity Commencement Date, a death benefit may be paid by the Contractowner.

If you are a Participant under a 403(b) Plan that is not subject to ERISA and you die prior to the Annuity Commencement Date, the following provisions will apply to you.

Upon receipt of due proof of death we will pay the Beneficiary, if one is living, a death benefit equal to the Account Value less any outstanding loan balance.

We will calculate the death benefit as of the end of the Valuation Period during which we receive due proof of death and the election of a form of benefit.

Due proof of death will be a certificate of death, a copy of the certified statement of death from the attending physician, a copy of a certified decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.

All death benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of the Contract to the contrary, no payment of death benefit provided upon your death will be allowed that does not satisfy the requirements of section 401(a)(9) of the Code. All such requirements are herein incorporated by reference.

The death benefit may be paid in a lump sum or under a settlement option then available. If a lump sum settlement is elected, the proceeds will be paid within 7 days of approval by us of the claim. This payment may be postponed as permitted by the Investment Company Act of 1940, as amended.

Unless otherwise provided in the Beneficiary designation, if no Beneficiary survives you, the death benefit will be paid in one sum to your estate.

GENERAL PROVISIONS
------------------

The Contract between us and the Contractowner may be changed or amended in accordance with its terms Such changes do not require you or your Beneficiary's consent. Any change will not adversely affect Purchase Payments received before the effective date of the change unless such change was required by law.

Nothing in the Contract impairs any right granted to you by this certificate or the applicable state insurance code. You may review the Contract by contacting the Contractowner.

A failure by us to insist upon the strict performance of any provision of the Contract will not be construed a waiver of any of our rights for future actions.

The Contract, together with the Contractowner's application and any riders or endorsements, constitutes the entire Contract between the Contractowner and us.

Except as allowed by the Plan or applicable law, the Contract or your interest in the Contract may not be transferred, sold, assigned, discounted or pledged, either as collateral for a loan or as security for the performance of an obligation or for any other purpose.

Federal, state and local government premium tax, if applicable, will be deducted from either the Purchase Payment when received or at time of withdrawal or annuitization.

Any notice required by this certificate must be delivered to us at: The Lincoln National Life Insurance Company, 1300 South Clinton Street, Fort Wayne, IN 46802; and notices to you will be delivered to you at the address shown on our records.

                                    ACTIVE
                                     LIFE
                                  CERTIFICATE

                     If you have any questions concerning
                     this certificate, please contact your
                          Lincoln Life representative
                           or the Home Office of LL.

                             THE LINCOLN NATIONAL
                            LIFE INSURANCE COMPANY

                           1300 South Clinton Street
                           Fort Wayne, Indiana 46802

800-248-0838

                                                                    Exhibit 4(L)

Group Annuity Amendment

Made a part of the certificate to which it is attached

The provisions of this Group Annuity Amendment will be effective on January 1, 1999.

The FIXED ACCOUNT provisions of this certificate will be amended to read as follows:

"Interest will be credited daily on the Account Value in the Fixed Account. The rate of interest credited each day, if compounded for 365 days, yields the annual interest rate in effect for the day. We guarantee that we will credit interest on Account Value in the Fixed Account at an effective annual rate not less than the rate shown in the CERTIFICATE SPECIFICATIONS, during all years.

Interest rates for each quarter will be declared and made available reasonably in advance of that quarter.

Purchase Payments received in any quarter will earn interest at the declared rate for that quarter and the next three quarters. When Purchase Payments are beyond the initial four-quarter period, they will earn interest at the portfolio rate. The portfolio rate is declared for the coming quarter and is in effect only for that quarter. Interest rates applicable to contract loan principal are declared for the coming quarter and are in effect only for that quarter."

The Systematic Transfers or Withdrawals schedule shown in paragraph (b) of LIMITATIONS ON TRANSFERS AND WITHDRAWALS shown in the CERTIFICATE SPECIFICATIONS will be amended to read as follows:

"Transaction dates       Percentage eligible for transfer or withdrawal
Initial date             20% of the balance on such date.
First Anniversary        20% of the balance on such date.
Second Anniversary       25% of the balance on such date.
Third Anniversary        33% of the balance on such date.
Fourth Anniversary       50% of the balance on such date.
Fifth Anniversary        100% of the balance on such date."

The Lincoln National Life Insurance Company

Gabriel L. Shaheen, President